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                                                                   EXHIBIT 10.10

                                                                         4.24.96

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                                 LEASE AGREEMENT

                BETWEEN MERIDIAN EAU CLAIRE LLC ("LANDLORD") AND

                  HUTCHINSON TECHNOLOGY INCORPORATED ("TENANT")

                             DATED:  MAY 1, 1996

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                                TABLE OF CONTENTS

                       -----------------------------------
ARTICLE                                                                  PAGE(S)
- -------                                                                  -------
I      Term of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
II     Construction of Improvements. . . . . . . . . . . . . . . . . . . . . . 2
III    Basic Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
IV     Use of Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . 4
V      Payment of Taxes, Assessments, Etc. . . . . . . . . . . . . . . . . . . 5
VI     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
VII    Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
VIII   Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
IX     Compliance with Laws and Ordinances; Environmental Laws . . . . . . . .14
X      Mechanic's Liens and Other Liens. . . . . . . . . . . . . . . . . . . .19
        a. Leasehold Mortgage. . . . . . . . . . . . . . . . . . . . . . . . .21
XI     Intent of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .24
XII    Defaults of Tenant and Landlord . . . . . . . . . . . . . . . . . . . .26
XIII   Destruction and Restoration . . . . . . . . . . . . . . . . . . . . . .32
XIV    Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
XV     Assignment, Subletting, Etc.. . . . . . . . . . . . . . . . . . . . . .38
XVI    Subordination, Non-Disturbance, Notice to Mortgagee and
       Attornment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
XVII   Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
XVIII  Reports by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . .42
XIX    Changes and Alterations . . . . . . . . . . . . . . . . . . . . . . . .42
XX     Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
XXI    Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . . .44
XXII   Options to Renew. . . . . . . . . . . . . . . . . . . . . . . . . . . .48
XXIII  Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . . . .49
XXIV   Sole Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
XXV    Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . .56

                                 DEFINED TERMS:

(a)   "Basic Rent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
(b)   "Capital Work" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
(c)   "Environmental Laws" . . . . . . . . . . . . . . . . . . . . . . . . . .16
(d)   "HTI". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
(e)   "Impositions". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
(f)   "Mortgagee". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(g)   "Original Mortgage". . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(h)   "Original Mortgagee" . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(i)   "Other Mortgage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(j)   "Other Mortgagee". . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(k)   "Plans and Specifications" . . . . . . . . . . . . . . . . . . . . . . . 2
(l)   "Prime Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
(m)   "Regulated Materials". . . . . . . . . . . . . . . . . . . . . . . . . .16
(n)   "Renewal Term" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(o)   "Special Equipment". . . . . . . . . . . . . . . . . . . . . . . . . . . 1
(p)   "Subordination Agreement". . . . . . . . . . . . . . . . . . . . . . . . 2
(q)   "Term" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
(r)   "Term Sheet" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Notary Page. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59

Exhibit A - Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60-61
Exhibit B - List of Plans and Specifications . . . . . . . . . . . . . . . . .62
Exhibit C - Special Equipment. . . . . . . . . . . . . . . . . . . . . . . . .63

                                 LEASE AGREEMENT                         4.24.96

      THIS AGREEMENT OF LEASE, made this 1st day of May, 1996 by and between MERIDIAN EAU CLAIRE LLC, a Wisconsin limited liability company organized and existing under the laws of the State of Wisconsin, hereinafter designated and referred to as "Landlord", and HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized and existing under the laws of the State of Minnesota, hereinafter designated and referred to as "Tenant".

                                   WITNESSETH:

      Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the County of Eau Claire and State of Wisconsin, described in Exhibit "A" attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit "A", (hereinafter called the "Land"), together with all improvements located on and to be constructed pursuant to the Plans and Specifications. The improvements that have been or are to be constructed pursuant to the Plans and Specifications, as provided in
Article II hereof are hereinafter called "Landlord's Improvements". Landlord's Improvements, all other improvements, building machinery, building service equipment, fixtures (such as HVAC, plumbing and similar mechanical systems servicing the Building) and other property owned by Landlord (except Tenant's trade fixtures and manufacturing, production, distribution and other special equipment and machinery (hereinafter "Special Equipment") which Special Equipment includes the items listed on Exhibit "C" attached hereto and made a part hereof by reference and other trade fixtures and special equipment and machinery and similar items installed or located on the Demised Premises by Tenant) installed or located thereon which Landlord has concurrently herewith acquired from Tenant, together with all additions, alterations and replacements thereof are hereinafter referred to as the "Improvements". The Land and the Improvements are hereinafter referred to as the "Demised Premises". The Demised Premises are subject to the easements, restrictions, reservations and other "Permitted Encumbrances" set forth in said Exhibit "A". The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Building".

      Landlord is entering into a certain loan transaction with The Northwestern Mutual Life Insurance Company or an affiliate or subsidiary thereof ("NML"), said loan to be in the original principal amount of $15,500,000.00, at an interest rate of 7.15% per annum, and shall be fully amortized in equal monthly installments of principal and interest over a fifteen (15) year term commencing on the date hereof (said amortization schedule herein referred to as the "Amortization Schedule") (hereinafter

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referred to as the "Original Mortgage" and NML and its successors and assigns, as holder of the Original Mortgage, herein referred to as "Original Mortgagee"). Landlord shall not agree to extend, increase, or otherwise modify the terms of the Original Mortgage. Landlord agrees that it shall not place additional mortgages against the Land or Landlord's Improvements unless and until the Original Mortgage is satisfied. Thereafter, Landlord may place subsequent mortgages against the Land and Improvements subject to this Lease and Tenant's rights hereunder, including Tenant's right of offset regardless of when accrued (any subsequent mortgage herein referred to as "Other Mortgage" and the mortgagee thereunder referred to herein as "Other Mortgagee") provided no provisions set forth in this Lease Agreement which specifically reference only the Original Mortgage shall be binding upon Tenant as to any such Other Mortgage. (The term "Mortgagee" shall mean either the Original Mortgagee or any Other Mortgagee.) Tenant, Landlord, and the Original Mortgagee have entered into a certain Subordination, Non-Disturbance and Attornment Agreement of even date herewith ("Subordination Agreement").

                                    ARTICLE I
                                  TERM OF LEASE

1.1 The term of this Lease Agreement shall commence on the date hereof and shall end fifteen (15) years thereafter. The initial term of the Lease Agreement, as set forth above, is sometimes hereinafter referred to as the "Initial Term".

1.2 Each "Renewal Term" shall be as set forth in Article XXII hereinafter. References in this Lease Agreement to the "Term" include the Initial Term and any Renewal Term as and when exercised.

                                   ARTICLE II
                          CONSTRUCTION OF IMPROVEMENTS

2.1 Tenant has had prepared certain Plans and Specifications, a list thereof is attached hereto as Exhibit "B" ("Plans and Specifications") detailing the improvements which were constructed on the Land. At or prior to the date of this Lease Agreement, Tenant shall provide to Landlord two (2) complete sets of the most current revision of the Plans and Specifications. In addition, upon the request of Landlord, upon completion of "as-built" plans and specifications within one hundred twenty (120) days of the date hereof, Tenant shall provide Landlord and the Original Mortgagee with two (2) completed sets of said "as-built" plans and specifications. Tenant shall remain responsible for completion of any and all Landlord's Improvements, at Tenant's sole cost and expense, which are not completed prior to the date of this Lease Agreement, if any.

2.2 Tenant upon commencement of the term shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease Agreement, or any extension or renewal thereof (except as otherwise specifically set forth in Section 8.4 hereof), and Tenant agrees to maintain the

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Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease Agreement.

                                   ARTICLE III
                                   BASIC RENT

3.1 In consideration of the leasing of the Demised Premises Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at the following address:

      Lender:     Norwest Bank Minnesota, National Association
                  ABA #091000019
                  Trust Clearing Account #08-40-245

      For credit: Account Name: NWML-Hutchinson Technology Account
      Account:    #13235100

or at such other place as Landlord (subject to consent of Mortgagee as to any change) may from time to time designate in writing, an annual rental for each year of the Initial Term and each Renewal Term of this Lease Agreement determined as follows:

      One Million Seven Hundred Thirty-four Thousand Nine Hundred Eighty-four and NO/100 ($1,734,984.00) per annum payable monthly, in advance on the first day of each month in equal installments of One Hundred Forty-four Thousand Five Hundred Eighty-two and NO/100 ($144,582.00).

The rent provided for in this Paragraph 3.1 is hereinafter called the "Basic Rent". In the event Tenant is directed in writing by the Original Mortgagee to pay Basic Rent, Additional Rent or any other amount to Original Mortgagee or to a third party, said payment shall be deemed to be made to and received by Landlord and shall be credited in accordance with their tenor under this Lease Agreement. Landlord shall indemnify, defend and hold Tenant harmless from and against any claim of any kind with respect to amounts paid by Tenant in response to any such direction from the Original Mortgagee, including any claim made by Landlord, the Original Mortgagee or any other person.

3.2 If the term of this Lease Agreement does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days of the term within such calendar month. In the case of an early termination of this Lease for any reason other than default of Tenant except a termination which requires Tenant to pay the Original Mortgage in full as herein provided, any Basic Rent, Additional Rent and other charge payable by Tenant under this Lease shall be prorated as of the date of such termination, and the portion of such amounts allocable to the period following such termination shall be refunded to Tenant.

3.3 Except as otherwise expressly provided in this Lease Agreement, the Basic Rent shall be absolutely net to Landlord so

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that this Lease Agreement shall yield, net to Landlord, the Basic Rent specified in Paragraph 3.1 in each year of the term of this Lease Agreement and that all Impositions (as defined in Paragraph 5.1), insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only certain taxes of Landlord referred to in the last sentence of Paragraph 5.3 of this Lease Agreement) which may arise or become due during the term or by reason of events occurring during the term of this Lease Agreement shall be paid or discharged by Tenant as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such Impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations above referred to.

3.4 Except as otherwise expressly provided in this Lease Agreement, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease Agreement or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid prior to the date five (5) days after same is due shall bear interest from the due date at an annual rate equal to two (2%) percentage points per annum in excess of the published prime rate, base rate or other rate of interest charged by Norwest Bank Minneapolis, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) to its most credit worthy commercial corporate borrowers on short-term obligations ("Prime Rate") from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged, provided, however, in the event Basic Rent or Additional Rent is paid more than fifteen (15) days late (cumulatively) over a twelve (12) consecutive month period, interest will thereafter accrue from the date due on all subsequent late payments. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest".

                                   ARTICLE IV
                             USE OF DEMISED PREMISES

4.1 The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for such activities as may be lawfully carried on in and about the Demised Premises. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule,

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order, ordinance, requirement or regulation applicable thereto, or in the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would impair the structural integrity of the Building (after taking into account any alterations and corrective measures included in such alterations made by Tenant to accommodate such particular use), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Prior to payment in full of the Original Mortgage, if under applicable zoning provisions the use of all or any part of the Demised Premises is or shall become a nonconforming use, Tenant agrees that it will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of the Landlord but this provision shall not in any event require that Tenant operate a business at the Demised Premises.

4.2 Nothing in this Lease Agreement contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

                                    ARTICLE V
                       PAYMENT OF TAXES, ASSESSMENTS, ETC.

5.1 Tenant covenants and agrees to pay during the term of this Lease Agreement, as Additional Rent, before any fine, penalty, additional interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises provided said easements or rights have been approved by Tenant. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease Agreement shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or,

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at the option of the owner, may be paid (without default) in installments
(whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable during the term without acceleration (except pursuant to Article XII hereinafter) and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable prior to the commencement of and during the term of this Lease Agreement.

5.2 Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Paragraph 5.1 thereof, Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in imminent danger of being forfeited or lost, and Tenant shall have deposited with Landlord a letter of credit, cash or a Certificate of Deposit payable to Landlord issued by a national bank or financial institution acceptable to Landlord (or such other security as is reasonably acceptable to Landlord) in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges related to such contest that may or might be assessed against or become a charge on the Demised Premises, or any portion thereof, during the pendency of such proceedings. Said deposit may be accomplished by providing to Landlord, in lieu of cash or a Certificate of Deposit, a letter of credit in the same amount, in form and drawn on a bank or other financial institution acceptable to Landlord. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional Certificates of Deposit (or increase the letter of credit amount) as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including reasonable attorney's fees) and other liability (including costs reasonably incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or,

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at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings brought by or in the name of Tenant, in which event Landlord shall join in such proceedings referred to in this Paragraph 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such Certificate of Deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon. Cash deposits shall be deposited in an interest-bearing escrow account, with interest accruing for the benefit of Tenant.

5.3 If, at any time during the term of this Lease Agreement, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises, or any portion thereof, a capital levy, gross receipts or sales tax or other tax, in each case, on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such tenants, Tenant covenants to pay and discharge the same (but in any event not for an amount that would exceed the amount that would be payable if this Lease Agreement and the rent payable hereunder were the only lease and rent subject to such tax), it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease Agreement otherwise expressly provided. Nothing in this Lease Agreement contained shall require Tenant to pay any Municipal, State or Federal capital levy, estate, succession, inheritance, income or transfer taxes of Landlord, or corporation, limited liability company or other entity franchise taxes imposed upon any corporate owner of the fee of the Demised Premises, or any other tax imposed or based upon the form of ownership of the Landlord under this Lease Agreement.

5.4 Tenant covenants to furnish Landlord, within thirty (30) days after request therefor from Landlord, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same.

5.5 At Landlord's written demand after any monetary default herein not cured within the applicable time period (and if, but

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only if, the Original Mortgage is paid in full and the Original Mortgagee has not foreclosed the Original Mortgage or taken or accepted a deed-in-lieu of foreclosure to the Demised Premises, the Landlord shall deem itself insecure with respect to Tenant's ability to pay and perform its obligations under the Lease Agreement), in such event Tenant shall pay to Landlord or such Mortgagee, as the case may be, the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the estimated amount over the balance of such period after giving credit for payments made by tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this paragraph shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payment of the same nature; but if the total of such monthly payments so made under this paragraph shall not be sufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this paragraph shall be considered as performance of such obligation under the provisions of Paragraph 5.1 hereof. Any such deposits shall be held in an interest bearing account until applied to payment of said tax and all interest earned thereon shall accrue for the benefit of and shall be paid to Tenant (provided the Original Mortgagee allows same and so long as there is no monetary default by Tenant hereunder).

                                   ARTICLE VI
                                    INSURANCE

6.1 Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease Agreement, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises for the benefit of Landlord and Tenant, as their interests may appear, as the named insured, against (i) loss or damage by fire; (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement", including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (iii) loss for flood if the Demised Premises is in a designated flood or flood insurance area if and to the extent available, provided that any area designated as, or being less prone to flooding than, flood zone C, shall not require flood insurance; and (iv) loss from so-called explosion, collapse and underground hazards; and (v) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements, exclusive of footings, foundation and other below grade elements, but in no event less than the outstanding principal balance of the Original Mortgage (or any Other Mortgage replacing said Original Mortgage) and shall include a so-called "Agreed Value Endorsement". Full Replacement Cost shall be interpreted to mean the cost of replacing the Improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. Full Replacement Cost shall be determined from time to time (but not more frequently than once in any twelve (12) month period), at the request of Landlord or its mortgagee, by an insurer or its agent, appraiser, engineer, architect or contractor designated and paid by Tenant and approved, in writing, by Landlord. No omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Paragraph 6.1, nor shall any acceptance or acquiescence by Landlord in any amount of insurance tendered or offered to Landlord by Tenant relieve Tenant of any of its obligations in this Lease Agreement. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance in form and amount reasonably satisfactory to Landlord shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense.

6.2 During the term of this Lease Agreement, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall obtain and continuously maintain in full force and effect the following insurance coverage:

      (a) Commercial general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) single limit coverage on an occurrence basis either in a single policy or in combination with other policies, including an excess or umbrella insurance carried by Tenant which names Landlord as an additional insured with respect to the Demised Premises and otherwise complies with the terms of this Lease Agreement. Any such insurance obtained and maintained by Tenant shall name Tenant as named insured and Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Paragraph 23.3 of this Lease Agreement.

      (b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, in an amount reasonably satisfactory to Landlord.

      (c) Such other insurance, and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises.

The insurance set forth in this Paragraph 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so reasonably required by Landlord as customarily required for like-kind properties.

6.3 All policies of insurance required by Paragraph 6.1 shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause, provided, however, that any such loss payee shall be expressly obligated to apply the proceeds of any property insurance, including insurance under Section 6.1, 6.2(b) and, as applicable, 6.2(c), to restoration of the Demised Premises in accordance with this Lease Agreement in particular Section 13.7(A) hereof. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Paragraph 6.1 hereof, unless Landlord is included therein as a named insured with loss payable as in said Paragraph 6.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached. All such policies of insurance shall provide that any loss shall be payable to Landlord in trust for the benefit of Landlord and Tenant to be paid out pursuant to the requirements of Article 13 hereof notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

      Each policy required under this Article VI shall have attached thereto (i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord and any Mortgagee, and (ii) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written in companies reasonably satisfactory to Landlord (and the Original Mortgagee) and licensed in the state in which the Demised Premises are located or otherwise legally able to write such insurance, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord. Such policies (or certificates of insurance acceptable to Landlord) and evidence of payment shall be delivered to Landlord upon commencement of the term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord) or extension or continuation of the policy term shall be delivered to Landlord) prior to the expiration of the then current policy term. Tenant may pay premiums on any insurance required to be carried on a monthly or other periodic basis and shall provide to Landlord evidence of such payments as Landlord may from time to time request. All liability insurance policies required to be carried herein shall name, if requested by Landlord, Landlord's mortgagee as an additional insured.

6.4 Landlord agrees that Tenant may cause to be inserted in the policy or policies of insurance required by Paragraph 6.1 hereof a so-called "Waiver of Subrogation Clause" as to Tenant.

6.5 Upon expiration of the term of this Lease Agreement, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XIII hereof, be payable to Tenant.

6.6 Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (copies of which or certificates thereof satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant or its affiliate as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (i) in the case of fire and extended coverage or all-risk property insurance, specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (ii) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

                                   ARTICLE VII
                                    UTILITIES

7.1 During the term of this Lease Agreement, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the term, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees, or contractors.

7.2 In the event that any charge or fee is required by the state in which the Demised Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Paragraph 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the date hereof which is allocable to the term hereof, Tenant shall reimburse Landlord for such utility charge.

                                  ARTICLE VIII
                                     REPAIRS

8.1 Tenant, at its sole cost and expense, throughout the term of this Lease Agreement, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order and condition, shall make and perform all maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements. Any provision to the contrary notwithstanding, Tenant shall not be required by Landlord hereunder to replace the roof, or any of the electrical or mechanical systems, or any structural component of the Demised Premises so long as Tenant makes all repairs necessary to maintain the Demised Premises in a First Class, clean, safe and operable condition and provided that failure to make such replacement or complete repair will not result in further damage or deterioration to the Improvements, ordinary wear and tear excepted.

8.2 Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways on or appurtenant to the Demised Premises in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

8.3 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any right created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

8.4 Notwithstanding anything contained in this Lease Agreement to the contrary, if, during any Renewal Term of this Lease Agreement only and not during the Initial Term, and subject to the provisions of Section 25.1 hereof, in the event Tenant finds it necessary to make (i) any necessary ordinary or extraordinary, foreseen or unforeseen capital repairs to the structural system of the Building which constitutes part of Landlord's Improvements, or (ii) any capital improvements to the Building that are required pursuant to any governmental laws, regulations or ordinances generally applicable to similar buildings (excluding capital improvements required to be made as a result of Tenant's particular use of the Demised Premises) [hereinafter (i) and (ii) are collectively referred to as "Capital Work"], Tenant shall obtain reimbursement from Landlord for the cost and expense of said Capital Work, as and to the extent set forth hereinafter. The structural system of said Building for the purposes of this Paragraph 8.4 shall be deemed to include only the footings, foundation, roof structure (but not the membrane or insulation or roof deck), structural steel, exterior and bearing walls (but excluding damage to doors, glass, and windows), columns, joists, and structural floors of said Building.
If Tenant fails to notify Landlord as soon as reasonably possible after becoming aware of the necessity for Capital Work for which Landlord might be liable herein in such time as to avoid prejudice to Landlord Tenant shall be responsible for the incremental increase in cost, if any, of such Capital Work resulting from such failure. Notwithstanding anything contained herein to the contrary, any uninsured structural damage caused by Tenant, its agents, employees, or invitees or arising out of a breach of Tenant's specific covenants set forth in this Lease Agreement shall be repaired by Tenant at its sole cost and expense. Nothing in this Paragraph 8.4 or in any other provision of this Lease Agreement shall require Landlord to pay any cost to repair, restore, replace or rebuild or otherwise be responsible for any of Tenant's property, Special Equipment, trade fixtures or the property of any third party. Landlord shall not be obligated to pay for Capital Work hereunder to the structural system of Landlord's Improvements, if, and to the extent, that said Capital Work is the result of alterations or changes made by Tenant to the original structural system as set forth in the Plans and Specifications which Tenant is obligated to remove pursuant to Section 19.1(b). Tenant shall notify Landlord of the need of any repairs under this Section 8.4, along with (i) plans and specifications for said work, and (ii) at least three (3) competitive bids for the proposed work along with an estimate of the reasonable useful life of the repair or replacement. Landlord shall have thirty (30) days to review and comment on said submittals, except in case of an emergency, in which case Landlord shall respond as quickly as possible under the circumstances and Tenant shall be entitled to proceed with necessary work to avoid damage to the Demised Premises without such plans and specifications or approval by Landlord, provided that Landlord shall not be liable for the cost of any such Capital Work so performed without its approval except to the extent Tenant can demonstrate that Landlord would have been obligated to have given its approval. Landlord shall have no obligation to pay for the cost of any repairs which are not Capital Work, nor shall Landlord be required hereunder to reimburse Tenant for any Capital Work:
(i) if Landlord is not provided prior written notice of the nature, scope and cost thereof, (ii) which would not be performed by a reasonably prudent owner of similar real property (without regard to the payment allocation of said Capital Work between Tenant and Landlord) considering both long and short term ownership of similar property. Tenant shall pay for the cost of all such Capital Work. Upon completion of said Capital Work, Tenant shall provide to Landlord a copy of all invoices, contracts, full lien waivers from the general contractor and all subcontractors and suppliers, for the cost of said Capital Work. Landlord, within thirty (30) days of receipt of same (or, if full lien waivers are not provided, then, upon expiration of the time for filing liens), agrees to reimburse Tenant (subject to the maximum set forth in Paragraph 8.4(d) below) for the cost of said Capital Work , which cost shall be deemed to include interest at the Prime Rate plus two percent (2%) from the date of expenditure by Tenant until reimbursement by Landlord.

      Notwithstanding anything to the contrary in this Section 8.4, but subject to the provisions of Section 25.1 hereof, (i) the reimbursement by Landlord provided for in this Section 8.4 shall be made by Tenant offsetting against Basic Rent or other amounts payable to Landlord (as opposed to third parties, such as taxes) until Tenant is reimbursed in full, whether in the same calendar year as the Capital Work is made or in subsequent calendar years, and (ii) the aggregate maximum that Tenant may offset in any calendar year shall not exceed $150,000.00, with such $150,000.00 prorated for any partial calendar year at the commencement of the first Renewal Term or at the end of the Term. In the event of any dispute under this Section 8.4 as to whether any item constitutes Capital Work, or the amount thereof properly reimbursable by Landlord, such dispute shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   ARTICLE IX
             COMPLIANCE WITH LAWS AND ORDINANCES; ENVIRONMENTAL LAWS

9.1 Tenant shall, throughout the term of this Lease Agreement, and at Tenant's sole cost and expense except as expressly provided in Section 8.4 in the case of Capital Work during any Renewal Term, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all Federal, State, Municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by tenant and irrespective of the costs thereof.

9.2 Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, set forth in Exhibit "A" attached, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

9.3 Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease Agreement, the rents and income derived from this Lease Agreement by Landlord are net rentals not to be diminished by any expense incident to the occupancy, use, leasing, or possession of the Demised Premises or any portion thereof.

9.4 Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest any such law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if the terms of any such law or ordinance defer compliance therewith pending the prosecution of any such proceeding and such compliance may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant [and if, but only if, the Original Mortgage has been paid in full and the Original Mortgagee has not foreclosed the Original Mortgage and has not taken or accepted a deed-in-lieu of foreclosure to the

Demised Premises, the Landlord reasonably deems itself insecure (as described in Paragraph 5.2 hereof)], furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, prosecutes the contest with due diligence and in good faith, and agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever resulting from said contest. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a Certificate of Deposit issued by a national bank (or other financial institution reasonably approved by Landlord) payable to Landlord (or by letter of credit as described in Section 5.2). Said deposit shall be held, administered and distributed in accordance with the provisions of Paragraph 5.2 hereof relating to the contest of the amount or validity of any Imposition.

      If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises. In any event, Tenant shall notify Landlord of any such contest.

9.5 The following terms and conditions regarding environmental matters and the Demised Premises are included in this Lease Agreement:

      (a) For the purpose of this Lease Agreement, the phrase "Regulated Materials" shall include, but shall not be limited to, those materials or substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", "toxic pollutant" or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986, 42 U.S.C. 9601, ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. 7401, ET SEQ.; the Clean Water Act, 33 U.S.C. 1251, ET SEQ., as amended; Toxic Substances Control Act, 15 U.S.C. 2601, ET SEQ., as amended, Rivers and Harbors Appropriation Act, 33 U.S.C. 401, ET SEQ., as amended, Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001, ET SEQ., as amended, or regulations promulgated pursuant thereto (all such laws hereinafter called "Environmental Laws"). Also the phrase "Governmental Agency or Agencies" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

 (b)  Tenant hereby covenants to Landlord and its Mortgagee that:


      (1) Tenant shall (i) comply and shall cause all occupants of the Demised Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Regulated Materials, (ii) unless being used or stored in connection with its business operations at the Demised Premises or adjacent properties and pursuant to the requirements of Section 9.5(c) below, remove any Regulated Materials with all reasonable diligence after discovery of the same, and (iii) pay or cause to be paid all costs associated with such removal;


      (2) Subject to contest in accordance with Section 5.2, Tenant shall keep the Demised Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Regulated Materials on the Demised Premises;


      (3) Tenant shall not install or permit to be installed or to exist in or on the Demised Premises any Regulated Materials including, but not limited to, asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment. This shall not prohibit the installation or existence of Regulated Materials (other than asbestos and urea formaldehyde insulation) in the construction of the Building or Improvements provided said installations and/or existence is in compliance with applicable Environmental Laws;


      (4) If there shall exist as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Demised Premises or as a result of Tenant's occupancy of the adjacent properties, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Regulated Materials onto the Demised Premises or into waters or other lands, Tenant shall remediate the same to the extent required by applicable Environmental Law; and


      (5) Tenant shall promptly provide a copy of any summons, citation, directive, letter or other communication which it receives from any Government Agency or Agencies concerning any Regulated Matters on the Demised Premises.

 (c) Anything contained herein to the contrary notwithstanding, Tenant shall have the right to store, handle, transport and utilize Regulated Materials at the

     Demised Premises in connection with Tenant's operations at the Demised Premises or adjacent property, provided:

          (1) All such storage, handling, transporting, and utilization occurs or is performed in compliance with applicable Environmental Laws;

          (2) Prior to termination of the Lease Agreement, Tenant shall remove any such Regulated Materials from the Leased Premises in compliance with Environmental Laws and conduct any remediation required by applicable Environmental Law as a result of the use, storage, handling, production or transportation of said Regulated Materials; and

             (3) In no event shall Landlord's consent pursuant to this Paragraph 9.5(c) abrogate in any manner the indemnity responsibilities of Tenant set forth in Paragraph 9.5(e) hereinafter.

          (d) It shall constitute an Event of Default hereunder and the Landlord shall be entitled to exercise all remedies available to it hereunder if:

             (1) Tenant shall fail to commence to comply with the covenants contained in Paragraph (b) hereof within thirty (30) days after Landlord mails notice to Tenant hereof and thereafter diligently prosecute said compliance until the default is cured;

             (2) in violation of the foregoing provisions of Paragraph (b), any Regulated Materials are hereafter found to exist on the Demised Premises or in its soil or groundwater and Tenant shall fail to promptly commence to investigate, and remediate said contamination as required by law and to diligently prosecute the remediation of said contamination to completion after Landlord mails notice to Tenant thereof; or

             (3) any summons, citation, directive, letter or other communication, written or oral, shall be issued by any Governmental Agency or Agencies concerning the matters described in Paragraph
             (b) above and Tenant fails to cure the condition occasioning the same within the time limit set forth in this Paragraph d (1) and
             (2).

             The Tenant hereby grants Landlord, its mortgagees and their employees and agents an irrevocable and non-exclusive license to enter the Demised Premises in order to inspect, conduct testing and remove hazardous wastes or substances which exist or are reasonably believed to exist thereon in violation of this Lease. If any mortgagee so requires any such testing, inspection or removal as a result of inquiries of or directives from governmental or quasi-governmental authorities, any reasonable inspection, and testing costs shall be due and payable from Tenant as Additional Rent hereunder upon demand.

          (e) Tenant hereby agrees to defend, indemnify and hold harmless the Landlord, its directors, members, officers, partners, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns ("Indemnified Parties") from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and claims) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of any Regulated Materials in or from the Demised Premises existing prior to the later of the (i) date Tenant vacates the Demised Premises, or (ii) the earlier of (x) the date Landlord recovers possession of the Demised Premises, whether or not this Lease has terminated or the Lease Term ended or (y) the last day of the Lease Term, except to the extent the presence of said Regulated Materials is due to the act or negligence of Landlord, its employees, contractors or agents. The Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending of any description with any and all persons, political subdivisions or Governmental Agency or Agencies arising out of any of the occurrences set forth in this
          Section 9.5

          (f) The representations, covenants and indemnifications given by Tenant to Landlord in this Section 9.5 shall be a separate agreement between the parties, and shall survive any termination of the Lease Agreement with respect to liabilities which arise or accrue during the period covered by the indemnity under the first sentence of section 9.5(c) above.

                                    ARTICLE X
                        MECHANIC'S LIENS AND OTHER LIENS

10.1 Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after demand therefor from Landlord. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge

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

the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with resect thereto, of a cash sum sufficient to secure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Paragraph 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

          All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

          Anything in this Section 10.1 to the contrary notwithstanding, Tenant shall have the right to contest any such lien described in this Article X provided it holds Landlord harmless from and against any and all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and including without limitation, reasonable attorney's fees resulting from any such contest. Tenant shall post adequate security with Landlord pursuant to procedures of
Section 5.2. If, but only if, the Original Mortgage has been paid in full and provided the Original Mortgage has not been foreclosed and the Original Mortgagee has not accepted a deed-in-lieu of foreclosure to the Demised Premises, then said requirement to post adequate security shall only be required by Landlord in the event Landlord reasonably deems itself insecure (as defined in Paragraph 5.2 hereof) as a result of the contest.

10.2 Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record (or contest same pursuant to the provisions of Section 10.1 hereof), any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interest, or other rights or interests consented to, in writing, by Landlord or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

10.3 (a) Notwithstanding anything contained in this Lease Agreement to the contrary, Tenant is hereby given the right, without Landlord's prior consent, to mortgage its interests in this Lease Agreement, or any part thereof or property therein, under a leasehold mortgage and to assign this Lease Agreement as collateral security for such mortgage, upon the condition that all rights acquired under such mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease Agreement and any Mortgage (including, without limitation, the Original Mortgage), and to all rights, remedies and interests of Landlord herein and the Mortgagee under any such Mortgage, none of which covenants, conditions, restrictions, rights, remedies and interests is or shall be waived by Landlord or any Mortgagee by reason of the right given to so mortgage such interest in this Lease Agreement, except as may be expressly provided in this Section 10.3.

          (b) From and after the earlier of (i) payment in full of the Original Mortgage, or (ii) the expiration of the Initial Term, if Tenant shall mortgage this leasehold pursuant to the provisions hereof, and if the holder of any such mortgage shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the mortgagee and the pertinent recording data with respect to such mortgage, Landlord agrees that so long as any such leasehold mortgage shall remain unsatisfied, the following provisions shall apply:

             (1) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the leasehold mortgagee. The leasehold mortgagee shall thereupon have the same period, after service of such notice upon it, as is allowed to Tenant, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the leasehold mortgagee in response to any such notice of default as if the same had been performed by Tenant;

             (2) If Landlord shall elect to terminate this Lease Agreement by reason of default of Tenant, the leasehold mortgagee shall not only have the right to nullify any notice of termination by curing such default as aforesaid, but shall also have the right to postpone and extend the date for the termination of this Lease Agreement as specified by Landlord in its notice of termination for a period of not more than three (3) months, provided that such leasehold mortgagee shall cure or cause to be cured any then-existing money defaults and meanwhile pay the Basic

             Rent, Additional Rent and all other charges, interest and penalties and comply with and perform all of the other terms, conditions and provisions of this Lease Agreement on Tenant's part to be complied with and performed, and provided further that the leasehold mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this Lease Agreement by foreclosure of the leasehold mortgage or otherwise and shall prosecute the same to completion with due diligence. If at the end of said three (3) month period the leasehold mortgagee shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time for such mortgagee to comply with the provisions of this Section 10.3(b)(4) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity; provided that during such period the leasehold mortgagee shall continue to pay the Basic Rent, Additional Rent and all other charges, interest and penalties and perform all other terms, conditions and provisions of this Lease Agreement on Tenant's part to be complied with and performed; provided, further, that the total period extended to the leasehold mortgagee under this subsection (d) shall not exceed five (5) months.

             (3) Landlord agrees that in the event of termination of this Lease Agreement by reason of the bankruptcy or insolvency of Tenant, Landlord will enter into a new Lease Agreement for the Demised Premises with the leasehold mortgagee(s) or its nominee(s) or assignee(s) for the remainder of the Term of this Lease Agreement effective as of the date of such termination, at the Basic Rent and upon the terms, provisions, covenants and agreements as contained herein and subject only to the same conditions of title as this Lease Agreement is subject to on the date of execution hereof together with any exceptions to title created by or at the behest of Tenant, and to the rights, if any, of the parties then in possession of any part of the Premises, provided Landlord approves of the financial credit standing of the new tenant, which approval shall not be unreasonably withheld provided said credit standing is at least equal to NIAC-2 or an equivalent rating and provided, further:

                 (i) said leasehold mortgagee or its nominee(s) or assignee(s) shall make written request upon Landlord for such new lease within (30) days after the date of such termination and such written request shall be accompanied by payment to Landlord of all sums due to Landlord under this Lease Agreement;

                 (ii) said leasehold mortgagee or its nominee(s) or assignee(s) shall pay to Landlord at the time of the execution and delivery of such new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease Agreement but for such termination, and in addition, any expenses, including reasonable attorney's fees, which Landlord shall have incurred by reason of such default;

                 (iii) said mortgagee or its nominee(s) or assignee(s) shall perform and observe all covenants herein contained on Tenant's part to be performed and shall further remedy any other condition which Tenant under the terminated lease was obligated to perform under the terms of this Lease Agreement; and upon execution and delivery of such new lease and any subleases which may have theretofore been assigned and transferred by Tenant to Landlord, as security under this Lease Agreement, shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of the tenant under the new lease;

                 (iv) such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

                 (v) the tenant under such new lease shall have the right, title and interest in and to the buildings and improvements on the Demised Premises as Tenant had under the terminated lease; and

                 (vi) said leasehold mortgagee or its nominee(s) or assignee(s) shall bear the cost of recording such new lease or short form thereof or the Landlord desires recordation thereof and any and all costs incurred by Landlord in dealing with Landlord's mortgage.

             (c) Nothing herein contained shall require the leasehold mortgagee or its nominee(s) or assignee(s) to cure any default of Tenant under this Lease Agreement unless such leasehold mortgagee shall choose to do so under subparagraph (b)(2) above or shall choose to nullify any notice of termination from Landlord pursuant to subparagraph (b)(3), or if such leasehold mortgagee elects that Landlord enter into a new lease for the Demised Premises pursuant to the provisions of subparagraph (b)(5) above.

             (d) Notwithstanding anything to the contrary contained herein (i) the Original Mortgagee shall not have any duty or obligation to give notice, or to provide or allow any opportunity to cure a default hereunder or under the Original Mortgage, to any such leasehold mortgagee, and (ii) the obligations of Landlord under this Section 10.3 shall cease, terminate and be of no further force or effect upon and effective as of the foreclosure of the Original Mortgage or the acceptance of a deed-in-lieu of foreclosure to the Demised Premises, whichever first occurs.

          (4) The proceeds from any insurance policies relating to the Demised Premises or arising from a condemnation of the Demised Premises are to be held by the Mortgagee, or if none, by Landlord and in either event distributed pursuant to the provisions of this Lease Agreement; and

          (5) The term "Mortgage," whenever used in this Section 10(b), shall include whatever security instruments are used in the locale of the Demised Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code, and shall also include any instruments required in connection with a sale-leaseback (or an assignment of lease and sublease) transaction.

                                   ARTICLE XI
                                INTENT OF PARTIES

11.1 Except as specifically provided to the contrary in this Lease Agreement, Landlord and Tenant do each state and represent that it is their respective intention that this Lease Agreement be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction, setoff, defense or counterclaim with respect to the same; and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause [except as provided for in Paragraph 13.7 hereof]; nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that, except as expressly otherwise provided in this Lease Agreement (i) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease Agreement; (ii) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever character of kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease Agreement, shall be paid by Tenant and all provisions of this Lease Agreement are to be interpreted and construed in light of the intention expressed in this Paragraph 11.1; (iii) the Basic Rent specified in Paragraph 3.1 shall be absolutely net to Landlord so that this Lease Agreement shall yield net to Landlord the Basic Rent specified in Paragraph 3.1 in each year during the term of this Lease Agreement (unless Basic Rent is adjusted pursuant to the express provisions of this Lease Agreement); and (iv) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease Agreement, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent.

11.2 If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in
Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after thirty (30) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease Agreement, may but shall be under no obligation to do so, (i) pay an Imposition payable by Tenant pursuant to the provisions of Article V; (ii) take out, pay for and maintain any of the insurance policies provided for in this Lease Agreement; or (iii) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease Agreement provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease Agreement contained.

11.3 All sums so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest provided for in Paragraph 3.4 hereof, from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorney's fees, shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease Agreement and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid. If Tenant shall fail to perform any act required of it, Landlord may perform the same after notice and failure to cure by Tenant as otherwise provided in this Lease Agreement, but shall not be required to do so, in such manner and to such extent as Landlord may deem reasonably necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord together with interest thereon at the Maximum Rate of Interest provided for in Paragraph 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease Agreement, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent.

                                   ARTICLE XII
                         DEFAULTS OF TENANT AND LANDLORD

12.1 Tenant's Default. If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

          (a) If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Article XV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease Agreement or in the Demised Premises or in the income arising therefrom;

          (b) If default shall be made in the due and punctual payment of any Basic Rent payable under this Lease Agreement, when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after notice thereof from Landlord;

          (c) If before the earlier of the end of the Initial Term or the Covenant End Date, as defined below, default shall be made in the covenants contained in Section 6D, 6H or 6I of the Subordination, Agreement. The Covenant End Date is the earliest of (i) the day on which the indebtedness secured by the Original Mortgage is paid in full other than through foreclosure or transfer of the Demised Premises to the holder of the Original Mortgage, (ii) the day on which Tenant purchases the Original Mortgage and the indebtedness secured hereby pursuant to Section 7 of the Subordination Agreement, (iii) the date of redemption of the Original Mortgage in foreclosure proceedings, or (iv) the date of sale of the Demised Premises in foreclosure of the Original Mortgage if, and only if, the purchaser at foreclosure sale is not the holder of the Original Mortgage at the time of sale or an affiliate or subsidiary of the Original Mortgagee.

          (d) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subparagraphs (a), (b) and (c) of this Paragraph 12.1, which does not expose Landlord to criminal liability, and such default shall continue for a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within thirty (30) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within thirty (30) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

          (e) If default shall be made in the due and punctual payment of Additional Rent payable under this Lease Agreement, when and as the same shall become due and such default shall continue for a period of thirty (30) days after written notice thereof given by Landlord to Tenant;

          (g) Prior to payment of the Original Mortgage in full, if default shall be made in any leasehold mortgage placed against Tenant's leasehold interest in the Demised Premises wherein said leasehold mortgagee declares a default, commences foreclosure thereof and the default is not cured by Tenant prior to the foreclosure sale;

          (h) If before the earlier of the end of the Initial Term or the Covenant End Date, default shall be made in Section 6(A) or Section 6(F) of the Subordination Agreement and said default shall continue for a period of thirty (30) days after written notice thereof given by Landlord or the Original Mortgagee to Tenant.

then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease Agreement and the term hereby demised shall terminate on the date specified in such notice, and upon the date specified in such notice this Lease Agreement and the term hereby demised, and all rights of Tenant under this Lease Agreement, including all rights of renewal whether exercised or not, shall terminate, or in the alternative or in the addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity, including the right to regain possession of the Demised Premises.

Notwithstanding the foregoing, if the Original Mortgage is outstanding, then (i) there may be no Event of Default under Section 12.1(c) unless Original Mortgagee has given Landlord notice requesting and directing Landlord to declare an Event of Default under Section 12.1(c), and (ii) there may be no Event of Default under Section 12.1(h) unless, before Landlord gives notice of default under
Section 12.1(h), Original Mortgagee has requested and directed Landlord to so notify Tenant.

12.2 Upon any expiration or termination of this Lease Agreement, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by summary proceeding, ejectment or other legal process, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

12.3 At any time, or from time to time after any such termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease Agreement) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

12.4 No such expiration or termination of this Lease Agreement or retaking of possession shall relieve Tenant of its liabilities and obligations under this Lease Agreement (as if this Lease Agreement had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such expiration or termination of this Lease Agreement or retaking of possession by Landlord, and thereafter Tenant, until the end of what would have been the term of this Lease Agreement in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for agreed current damages for Tenant's default:

          (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease Agreement by Tenant if this Lease Agreement were still in effect, less

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

          (b) The net proceeds of any reletting effected pursuant to the provisions of Paragraph 12.3 hereof after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of this Paragraph 12.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease Agreement if this Lease Agreement were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

12.5 At any time after any such termination or retaining of possession, whether or not Landlord shall have collected any monthly Deficiencies as set forth in Paragraph 12.4, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for damages for Tenant's default, an amount equal to the excess, if any, of the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent (assuming categories of rent equivalent to Basic Rent, Additional Rent and the other charges payable by Tenant under this Lease Agreement, and net to the same extent as this Lease Agreement) of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of ten percent (10%) per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease Agreement, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in Paragraph 12.4 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute of rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

12.6 No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord or payment by Tenant of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease Agreement. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

12.7 In the event of any breach or threatened breach by Tenant or Landlord of any of the terms contained in this Lease Agreement, said nonbreaching party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of Landlord and Tenant provided for in this Lease Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord or Tenant, whichever the case may be, of any or all other rights or remedies.

12.8 If, during the term of this Lease Agreement, the then current Tenant (which term shall include, in the case of a transfer of this Lease Agreement by Hutchinson Technology Incorporated ("HTI") to a subsidiary or affiliate, both HTI and such subsidiary or affiliate during the time that HTI or such subsidiary or affiliate shall hold the tenant's interest under this Lease Agreement) (i) shall make an assignment for the benefit of creditors, (ii) shall file a voluntary petition under any law having for its purpose the adjudication of such Tenant a bankrupt, or the then current Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, or (iii) shall suffer or permit a receiver to be appointed under any bankruptcy, insolvency or similar law, for the property of the then current Tenant the occurrence of any such contingency shall be deemed a breach of the Lease Agreement and this Lease Agreement shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable pursuant to Section 12.2, 12.3, 12.4, 12.5, 12.6 and
12.7 hereof.

12.9 Landlord's Default. If the Landlord is in default in performing any of the terms or provisions of this Lease Agreement and the Landlord fails to cure such default within sixty (60) days after receipt of written notice by Landlord and Landlord's mortgagee from the Tenant stating the nature and extent of the default (or if the default is a non-monetary default and is of a character as to require more than sixty (60) days to cure, the Landlord or Landlord's mortgagee shall have an additional reasonable period of time to cure such default if the cure has been commenced for such default within such sixty
(60) day period and is diligently pursued thereafter), the Tenant shall have the rights and remedies hereinafter set forth:

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

          (a) The Tenant may cure the default, and, subject to the provisions of Section 25.1 hereof, the Landlord shall reimburse the Tenant, on demand, for all of the Tenant's costs and expenses with interest at the Maximum Rate of Interest on the day of such default. Notwithstanding the foregoing cure period, the Tenant may cure any default, without notice to the Landlord where the failure to promptly cure such default would, in the reasonable opinion of the Tenant, create or allow to persist an imminent emergency condition;

          (b) Subject to the provisions of Section 25.1 hereof, the Tenant may enforce the provisions of this Lease Agreement and may enforce and protect the rights of the Tenant hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, including, but not limited to, the recovery of any damages (including, without limitation, incidental damages and consequential damages) incurred by the Tenant in connection with such default;

          (c) Subject to the provisions of Section 25.1 hereof, after the expiration of the Initial Term, (x) the Tenant shall have the right to set off any amounts due the Tenant by the Landlord under this Lease Agreement incurred by the Tenant in performing any of the Landlord's obligations hereunder against Basic Rent payments, and (y) notwithstanding anything to the contrary provided herein, pending final determination of the validity and amount of any claim of the Tenant under any provisions of this Lease Agreement, the Tenant may, provided it acts reasonably and in good faith, without penalty or default, and subject to the provisions of Section 25.1 hereof, set off the amount claimed by the Tenant against Basic Rent.

The Tenant shall not have the right to exercise the remedies provided in subparagraph (a), (b) or (c) above if the Landlord or Landlord's mortgagee either (i) cures the default prior to the expiration of the cure period, or (ii) contests the existence of the default prior to the expiration of the cure period in a court of competent jurisdiction and complies with the final, non-appealable order of any such court within sixty (60) days after the entry of the final non-appealable judgment [or if the default is a non-monetary default and is of a character as to require more than sixty (60) days to cure, the Landlord shall have any additional reasonable period of time to cure such default if the Landlord has commenced to cure such default within such sixty (60) day period and is diligently pursuing said cure].

12.10 Disputes. Subject to the provisions of Section 25.1 hereof, in the event Tenant makes a payment of Additional Rent or other charges to Landlord and does so under protest, which notice of protest is simultaneously provided to Landlord's Mortgagee, and in the event it is subsequently determined that such sum was not due and owing Landlord by Tenant in whole or in part, then in such event Tenant shall have the right to offset against future Basic and Additional Rent or other charges the amount of such overpayment, together with interest thereon at the Maximum Rate of

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

Interest from the date of determination of said overpayment until repaid in full.

          In addition, if Tenant is notified of a default in the payment of any sums due under the terms of this Lease Agreement (other than in the payment of Basic Rent, Real Estate Taxes or Special Assessments) and Tenant, in good faith, contests said default in writing to Landlord (with a copy of said protest to Landlord's Mortgagee) within fifteen (15) days of receipt of the default notice from Landlord, Tenant may , subject to the provisions of Section 25.1 hereof, refrain from making any such disputed payment and shall not be required to make such disputed payment until a final, non-appealable order of a court of competent jurisdiction is received

                                  ARTICLE XIII
                           DESTRUCTION AND RESTORATION

13.1 Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease Agreement, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, ending with the completion thereof are sometimes hereinafter referred to as the "Restoration". The Restoration shall be carried on and completed in accordance with the provisions and conditions of Paragraph 13.2 and Article XIX hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord is deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property, equipment and trade fixtures, including the Special Equipment, which shall be restored, repaired or rebuilt, if at all, out of Tenant's separate funds), Tenant shall, upon request of Landlord, deposit with Landlord a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

13.2 All insurance moneys recovered by Landlord on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied by Landlord to the payment of the costs of the Restoration subject to the conditions set forth in Section 13.7, and shall be paid out monthly as the Restoration progresses upon the written request of Tenant, accompanied by a completed application in the form of AIA G702 (or similar format).

          Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that

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

there are no past due or delinquent bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the available insurance moneys , and such other sums, if any, deposited with Landlord pursuant to Paragraph 13.1 hereof, shall at any time be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall within a reasonable period of time thereafter, turn over to Tenant any insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Paragraph 13.1 and
Article XIX hereof.

13.3 Except as provided for in Paragraph 13.7, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease Agreement or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease Agreement or from any of its other obligations under this Lease Agreement, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease Agreement or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

13.4      INTENTIONALLY DELETED.

13.5 If, within two (2) years prior to the expiration of the term of this Lease Agreement, the Landlord's Improvements shall be destroyed or damaged to such an extent that the Restoration thereof will cost an amount in excess of Five Hundred Thousand and NO/100 Dollars ($500,000.00) and Tenant shall be unwilling to restore such damage or destruction for occupancy by Tenant, Tenant shall, with reasonable promptness, notify Landlord, in writing, of such fact, which notice shall be accompanied by a statement of the nature and extent of such damage or destruction and detailed estimates of the total cost of restoration. In such case, this Lease Agreement shall terminate and Tenant shall surrender the Demised Premises to Landlord on the date specified in Tenant's notice or within one hundred eighty (180) days of said notice, whichever is earlier, specifying such election; provided, however, that such termination shall not be effective unless and until the Original Mortgage, including the principal balance thereof, interest thereon and any and all prepayment premium thereon has been paid in full, or the Original Mortgage has been purchased by Tenant pursuant to the Subordination Agreement, and the Tenant has paid the balance of any levied installments of special assessments due or that would have been due through the last day of the Original Term of this Lease Agreement. Tenant shall accompany such notice with its payment of

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

all Basic Rent and Additional Rent and other charges payable by Tenant hereunder, justly apportioned to the date of such termination. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried by Tenant hereunder, after application to the Original Mortgage and, subject to the provisions of Section 25.1 hereof, after payment of any accrued offsets of Tenant against Landlord or other amounts owed by Landlord to Tenant, (other than proceeds of insurance payable to Tenant for Special Equipment and other property owned by Tenant) and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord.

13.6 If, during any Renewal Term of this Lease Agreement, the Landlord's Improvements shall be destroyed or damaged to such an extent that (i) the Restoration thereof will cost an amount in excess of Five Hundred Thousand ($500,000.00) over the net proceeds of insurance required to be maintained by Tenant, hereafter referred to as "Excess Funds", or (ii) the time period reasonably required for Restoration would exceed twelve (12) months, and Tenant is unwilling or unable to expend the Excess Funds or unwilling to spend twelve
(12) months or longer on Restoration, Tenant shall, with reasonable promptness, notify Landlord, in writing, of such fact, which notice shall be accompanied by a detailed statement of the nature and extent of the total cost of, and estimated duration of the Restoration, and along with Tenant's request to terminate the Lease Agreement. If the reason for Tenant's termination is (i) above, and Landlord agrees to provide said Excess Funds to Tenant, the Lease Agreement shall remain in full force and effect and Tenant shall effectuate the Restoration and Landlord will pay to Tenant said Excess Funds. If Landlord fails to agree to pay the Excess Funds, or Tenant's termination is based upon item (ii) above, then this Lease Agreement shall terminate on the date specified by Tenant in the foregoing notice or one hundred eighty (180) days after the date of Tenant's notice, whichever is earlier, and all Basic and Additional Rent shall be apportioned through the date of termination. The rights of Tenant under this Paragraph 13.6 are in addition to the rights of Tenant under Paragraph 13.5 and if both Paragraph 13.5 and 13.6 apply, Tenant shall specify in its initial notice to Landlord, the paragraph under which it is proceeding.

13.7(A)   Anything contained in this Article XIII or Article XIV to the contrary notwithstanding, Landlord's obligation to provide the proceeds of insurance or condemnation to Tenant for restoration of the Demised Premises shall be specifically subject to:

          (a) The Lease Agreement remaining in full force and effect during and immediately after completion of the Restoration;

          (b) The obligation of Tenant to continue to make payments during Restoration, of all Basic and Additional Rent due under the Lease Agreement;

          (c) The Restoration is commenced by Tenant with reasonable diligence after the damage or taking;

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

          (d) Any excess funds needed for the Restoration are provided by Tenant, subject to Landlord's obligations under Section 13.6 if applicable;

          (e) Restoration can be reasonably completed prior to the last day of the Lease Term or as extended pursuant to Article XXII;

          (f) The Restoration will return the Landlord's Improvements to substantially the same size, design and utility as existed immediately prior to the casualty or taking, subject to any alteration or changes approved by Landlord, which approval shall not to be unreasonably withheld; and

          Notwithstanding the foregoing, (i) if the conditions set forth in this
Section 13.7(A) are not met but the Original Mortgagee allows the proceeds to be utilized for Restoration, Landlord agrees to consent to said use, and (ii) if additional conditions are set forth for release of said funds in the Original Mortgage, Tenant agrees that those conditions shall be deemed to be conditions set forth in this Section 13.7(A).

13.7(B)   Landlord and Tenant agree that proceeds from  insurance and/or condemnation proceedings shall be provided to Tenant for Restoration under this Lease Agreement, subject only to the provisions of Section 13.7(A) herein. In the event the Original Mortgagee fails to allow any insurance proceeds or condemnation award designated for Restoration of the Improvements ("Proceeds") to be utilized by Landlord or Tenant for Restoration due to the failure to satisfy the conditions set forth in Section 13.7(A) hereof, notwithstanding anything in Article XIII or Article XIV to the contrary and in lieu thereof the Original Mortgagee applies said Proceeds to the obligations secured by the Original Mortgage, if Tenant elects to Restore the Demised Premises and continues the Lease in full force and effect, then in such event:

          (1) Tenant shall continue to pay Basic Rent as directed by Landlord in the amount equal to the monthly amount due under the Original Mortgage in any event, and;

          (2) If Tenant shall restore the Improvements, at Tenant's sole cost and expense, to the extent required pursuant to Articles XIII and XIV herein, then, subject to the provisions of Section 25.1 hereof, Landlord agrees to provide to Tenant during the balance of the Initial Term and any exercised Renewal Term an offset against Basic Rent in full or the end of the Initial Term, in an amount equal to (a) the total of the insurance proceeds or condemnation award applied by the Original Mortgagee to the obligations secured by the Original Mortgage, plus (b) interest at the Maximum Rate of Interest on amounts paid by Tenant pursuant to Section 13.7(B)(1) above from the date of payment until repaid to Tenant. In the event the Basic Rent offset is insufficient to repay Tenant the amount due pursuant to (a) and (b) herein prior to the last day of the Term of this Lease Agreement, Landlord shall reimburse, subject to the provisions of Section

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

          25.1 hereof, Tenant for any shortfall on the last day of the Lease Term. Notwithstanding anything contained herein to the contrary, if there are at any time during the Term insurance proceeds or condemnation awards which are not applied to Restoration or to pay the Original Mortgage, then the same shall be applied to pay amounts due to Tenant under clauses (a) and (b) above.

13.7(C)   If Tenant does not restore the Improvements, which right Tenant shall possess in the event the Original Mortgagee does not allow all or substantially all of the proceeds or award necessary for Restoration to be used by Tenant, there shall be no obligation of Landlord to allow any offset of Basic Rent as set forth in (2) above and Tenant may, but shall not be obligated to, terminate this Lease Agreement by providing written notice to Landlord within sixty (60) days of the date Tenant is notified of the Original Mortgagee's use of the proceeds or award, with such termination effective the earlier of the date specified in Tenant's notice or 180 days after receipt of said notice by Landlord, provided the Original Mortgage has been paid in full, including all principal, interest, costs and prepayment premium, and if such termination may not be thereby effected, then Tenant may terminate the same at any time within 180 days after the Original Mortgage has been so paid in full.

                                   ARTICLE XIV
                                  CONDEMNATION

14.1 If, during the term of this Lease Agreement, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease Agreement and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of possession in the condemning authority to such Proceedings and all obligations of Tenant for payment of rent and other charges hereunder shall thereupon terminate and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises or its interest in this Lease Agreement provided, however, that no such termination shall be effective unless and until the Original Mortgage has been paid in full, including principal, interest and prepayment premium due on the Original Mortgage, or Tenant has purchased the Original Mortgage pursuant to the Subordination Agreement.

14.2 If, during the Initial Term of this Lease Agreement, or any extension or renewal thereof, less than the entire Demised Premises, but more than ten percent (10%) of the floor area of the Building, or more than twenty percent (20%) of the parking area of the Demised Premises or access to State Highway 124 via Alpine Road shall be prohibited, shall be taken in any such Proceedings, this Lease Agreement shall, upon delivery of possession to the condemning authority pursuant to the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at

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

its option, terminate this Lease Agreement as to the remainder of the Demised Premises; provided, however, that no such termination shall be effective unless and until (i) the Original Mortgage has been paid in full including principal, interest and prepayment premium due on the Original Mortgage, or (ii) Tenant, pursuant to the Subordination Agreement, has purchased the Original Mortgage. Tenant shall not have the right to terminate this Lease Agreement pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Demised Premises taken cannot (as determined by its Board of Directors) reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises and, (ii) in the case of condemnation or taking of the parking area only, Tenant is able to secure additional parking reasonably located in relationship to the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of delivery of possession to the condemning authority pursuant to the Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease Agreement, and all right, title and interest of Tenant hereunder, shall cease and come to an end provided the Original Mortgage is paid in full, including all principal, interest and prepayment premiums, or Tenant has purchased the Original Mortgage pursuant to the Subordination Agreement. In the event that Tenant elects not to terminate this Lease Agreement as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Paragraph 14.3 hereof.

14.3 If ten percent (10%), or less, of the floor area of the Building, or twenty percent (20%), or less, of the parking area of the Demised Premises, shall be taken in such Proceedings, or if more than ten percent (10%) of the floor area of the Building or more than twenty (20%) of the parking area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease Agreement is not terminated as in Paragraph 14.2 hereof provided, this Lease Agreement shall, upon vesting or possession in the condemning authority pursuant to the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to Restore that portion of the Improvements on the Demised Premises not so taken to as complete an architectural and mechanical unit for the use and occupancy of Tenant as practical. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be payable to or for the account of Landlord in any such Proceedings as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord such additional sum as may be required upon the written request of Landlord. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord in any such Proceedings as a result of such taking to the costs of such restoration work thereof and the said net award as a result of such taking shall be paid out pursuant to the procedures set forth in Section 13.2 for disbursement of restoration insurance proceeds. If payment of the award to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses, Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award as a result of such taking as and when payment of such award is received by Landlord.

14.4 In any taking of the Demised Premises, or any portion thereof, whether or not this Lease Agreement is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Paragraph 14.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such awards, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except that Tenant shall have, nevertheless, the limited right to prove in the proceedings and to receive (notwithstanding termination of this Lease Agreement) any separate award (or, if no separate award is available, then an appropriate portion of the general award) which may be made for damages to or condemnation of Tenant's Special Equipment and other property owned by Tenant and for moving expenses, so long as such claims by Tenant do not reduce the total amount of the award payable to Landlord to an amount less than one hundred percent (100%) of the total payment necessary to satisfy in full the Original Mortgage.

14.5 In the event of any taking which does not result in a termination of this Lease Agreement, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease Agreement shall have terminated justly apportioned to the date of such taking. From and after the date of delivery of possession pursuant to such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease Agreement provided, without reduction or abatement.

                                   ARTICLE XV
                          ASSIGNMENT, SUBLETTING, ETC.

15.1 Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease Agreement, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate


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

in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written express consent in each and every instance, which consent, however, to an assignment of this Lease Agreement or subletting of the Demised Premises shall not be unreasonably withheld, which shall be granted if the following conditions are complied with:

          (a) Any assignment of this Lease Agreement shall transfer to the assignee all of Tenant's rights, title and interest in this Lease Agreement and all of Tenant's estate or interest in the Demised Premises.

          (b) In the case of an assignment to any person or entity other than one controlled by, controlling or under common control with Tenant, the Original Mortgagee shall have consented to such assignment, which consent the Original Mortgagee, by acceptance of the assignment of this Lease Agreement pursuant to the Assignment of Rents and Leases, agrees to grant pursuant to the conditions set forth in the Subordination Agreement, which conditions shall apply if the Original Mortgage is outstanding and has not been purchased by Tenant pursuant to the Subordination Agreement or the Demised Premises has been conveyed to the Original Mortgagee or a subsidiary or affiliate of the Original Mortgagee by foreclosure or deed in lieu of foreclosure.

          (c) Any such assignee shall assume, by written, recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease Agreement which thereafter accrue, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee; together with related documents and agreements and a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord in any event within thirty (30) days after execution thereof.

          (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and sublessee shall be mailed to Landlord in any event within thirty (30) days after execution thereof.

          (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease Agreement, and Tenant-Assignor (and the guarantor or guarantors of this Lease Agreement, if any) shall remain primarily liable under this Lease Agreement and the assignee or assignees shall continue to be and remain liable under the Lease Agreement, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor, provided that, in case of an amendment which increases the liability of the Tenant under this Lease Agreement, such liability of the assignor or guarantor shall apply only to the extent of liabilities as provided prior to any such amendment, unless said assignor or guarantor agrees in writing to said amendment.

          (f) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorney's fees, occasioned by such assignment or subletting.

Tenant, shall have the unrestricted right to assign this Lease Agreement or sublet all or any part of the Demised Premises (i) to any entity succeeding to substantially all the business and assets of Tenant, or (ii) any corporation or entity which is a direct or indirect parent, subsidiary or division of Tenant, or (iii) or in connection with the merger, consolidation, reorganization, purchase of assets or otherwise, provided in no event shall Tenant be released from liability under the Lease Agreement; provided, however, that if the Original Mortgage is still outstanding and has not been purchased by Tenant pursuant to the Subordination Agreement or the Demised Premises has been conveyed to Original Mortgagee or subsidiary or affiliate of Original Mortgagee pursuant to foreclosure or deed in lieu of foreclosure, then the conditions in
Section 15.1(a),(b),(c) and (e) hereof shall apply.

15.2 Notwithstanding anything contained in this Lease Agreement to the contrary and notwithstanding any consent by Landlord or the Original Mortgagee to any sublease of the Demised Premises, or any portion thereof, or to any assignment of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this lease Agreement or its interest or estate in the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance except as permitted without consent in the case of 15.1(f). No such assignment or subleasing shall relieve Tenant (or any assignor of Tenant's interest) from any of Tenant's obligations in this Lease Agreement contained.

15.3 Tenant's failure to comply with all of the foregoing provisions and conditions of Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

                                   ARTICLE XVI
                         SUBORDINATION, NON-DISTURBANCE,
                       NOTICE TO MORTGAGEE AND ATTORNMENT

16.1 Provided the holder of any mortgage (including the Original Mortgage) placed upon the Demised Premises agrees in writing, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease Agreement and no foreclosure of the Mortgage shall terminate, extinguish or otherwise affect this Lease Agreement or any of Tenant's rights hereunder (but subject to the terms and conditions of this Lease Agreement, including without limitation Landlord's right to terminate this Lease Agreement pursuant to Article XII), including without limitation the rights of Tenant pursuant to Article XXI hereof, and the right of Tenant pursuant to Articles XIII and XXIV hereof to receive insurance and condemnation proceeds accordingly, for restoration of the Demised Premises, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease Agreement, this Lease Agreement and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be, subject to the validity and continued effectiveness and enforceability of the condition set forth in the proviso at the beginning of this sentence, subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage", which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacement, renewals, amendment, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease Agreement to the lien of any such Mortgage. The lien of any such Mortgage shall not cover Tenant's trade fixtures, Special Equipment or other personal property located in or on the Demised Premises.

16.1(A)   In the event of any act or omission of Landlord constituting a default by Landlord, except in the case of a bona fide emergency, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Demised Premises a prior sixty (60) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such sixty (60) day period, the Landlord and mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said sixty (60) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

16.1(B)   Landlord agrees that Tenant shall have the right, but not an obligation, to cure any default of Landlord under the Original Mortgage (or any Other Mortgage of Landlord against the Demised Premises). Landlord agrees to use all reasonable efforts to obtain the consent of said Original Mortgagee or any Other Mortgagee to provide simultaneous notice of and opportunity to cure any such Landlord default for Tenant. If Tenant does so cure any such default, then, subject to the provisions of Section 25.1 hereof, the Tenant shall have the right to set-off the cost of such cure, with interest at the Maximum Rate of Interest until paid, against any amounts due to Landlord under this Lease Agreement.

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

16.2 If any mortgagee shall succeed to the rights of Landlord under this Lease Agreement or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, Tenant shall attorn to and recognize such mortgagee as Tenant's Landlord under this Lease Agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder and provided that the transfer shall have been made in compliance with Article XXI, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease Agreement and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

                                  ARTICLE XVII
                                      SIGNS

17.1 Tenant, at Tenant's sole cost and expense, may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (i) do not cause any structural damage to the Building; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; (iii) do not violate any existing restrictions affecting the Demised Premises; (iv) are compatible with the architecture of the Building and the landscaped area adjacent thereto.

                                  ARTICLE XVIII
                                REPORTS BY TENANT

18.1 Upon request by Landlord (or any Mortgagee)at any time after 90 days after the end of the applicable fiscal year of the then current Tenant (as defined in Section 12.8), such Tenant shall deliver to Landlord (within fifteen
(15) days after receipt of written request) a complete copy of its audited financial statements (in accordance with generally accepted principles of accounting consistently applied), including, but not limited to, its balance sheet, statement of income, notes to its financial statements, and the certification of its auditor as to the same. Landlord and any Mortgagee shall also have the right to obtain from Tenant, upon request, any available financial statements for any accounting quarter or other accounting period less than one
(1) year.

                                   ARTICLE XIX
                             CHANGES AND ALTERATIONS

19.1 Tenant shall have the right at any time, and from time to time during the term of this Lease Agreement, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, including without limitation, connection of the Building to any building owned or constructed by Tenant on adjoining land, the use of the Building wall as a common wall with any such adjacent building and the provision of openings and passages between the Building and any such adjacent building which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment, including any Special Equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

          (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all Municipal, State and Federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary all at Tenant's sole cost and expense provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

          (b) Such change or alteration shall not materially alter the exterior of the Improvements (except for the openings and passages to any adjoining buildings) or materially reduce the area or cubic content of the Building, nor change the general character of the Demised Premises or the Building as to use without Landlord's express written consent, provided that Landlord may not withhold its consent to any such alterations or changes if and to the extent the same are reasonably required for the operation of the business from time to time operated at the Demised Premises and provided further that any such alterations or changes shall result in the Building remaining substantially the same size, design and utility as existed immediately prior to said alteration or change. If not, Tenant may nonetheless make the alteration or change, provided that Tenant agrees to restore the Building as to such alteration or change at the end of the term as reasonably requested by Landlord. At the end of the Lease Term, Tenant shall close all openings and passages to any adjoining building and restore the Building to its condition before the openings and passages were provided, but if the Building provides a common wall for the adjoining building, shall remain a common wall subject to the common law applicable thereto.

          (c) All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations, and requirements of all Federal, State and Municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid for by Tenant so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, or cause to be obtained and maintained without expense to Landlord, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, and the fire insurance with "extended coverage" endorsement required by Paragraph 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work.

          (d) All improvements and alterations (other than Tenant's movable trade fixtures and Special Equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease Agreement.

                                   ARTICLE XX
                                   DECLARATION

20.1 Tenant and Landlord acknowledge that this Lease Agreement is subject and subordinate to a certain Declaration of Easements and Restrictions made by Gateway Industrial Park Corporation and recording against the Demised Premises and adjacent property. Tenant agrees during the Term of this Lease Agreement to be responsible for, and comply with all of the terms, covenants and conditions set forth in said Declaration including payment of any costs accruing thereunder, without expense to Landlord. Landlord agrees to comply with the terms of said Declaration and cooperate with Tenant in seeking and granting any approvals thereunder. Landlord agrees that it will not amend, change or modify the terms of the Declaration without the prior written consent of Tenant.

                                   ARTICLE XXI
                             RIGHT OF FIRST REFUSAL

21.1 Restriction; Grant. Landlord shall not sell or otherwise transfer the Property or any part thereof (collectively, "Sale"), until at least fifteen (15) business days after it has given Hutchinson Technology Incorporated ("Hutchinson") or the then current tenant written notice (the "Landlord's Notice") as herein provided of its intention to sell same. The Landlord's Notice shall describe the terms of the proposed Sale and state the name and address of the entity ("the "Proposed Purchaser") to which Landlord proposes to complete said Sale, the selling price and other terms of such proposed Sale. Landlord agrees that any proposed Sale of the Property shall be for a consideration expressed and payable solely in United States dollars. A copy of an executed original letter of intent setting forth the terms for said purchase (the "Term Sheet") shall accompany the notice. Tenant shall have and is hereby granted the exclusive right and option ("First Refusal Right") to purchase the Property in the manner, at the price and on the terms provided in such notice and the Term Sheet and the further provisions of this Article XXIII or purchase agreement between Landlord and Proposed Purchaser.

21.2 Exercise. The First Refusal Right may be exercised by Tenant by giving written notice to Landlord at any time within said fifteen (15) business days after receipt of Landlord's Notice, accompanied by the Earnest Money set forth in said Term Sheet as payable at execution of the Term Sheet by Proposed Purchaser.

21.3 This Article XXI shall apply only to a proposed Sale of the Demised Premises to "unrelated parties", as such term is defined below and shall not apply to offers for sale which are transfers to partners, members or joint venturers of Landlord or to persons in the family of any affiliate of any partner or member of the Landlord, transfers to any trustee or trust owned or controlled by Landlord, its partners or shareholders, or related entities or to any wholly owned subsidiary or entity controlled by the Landlord, or its partners or members, or their shareholders or their families or to any transfer in the form of a charitable donation of all or a portion of Landlord's interest in this Lease Agreement or the Property or in the membership interest comprising Landlord, whether to a related or unrelated party. If a transfer is not as specified hereinabove, the transaction shall be deemed to be with an "unrelated party". Any transfer of the stock, membership, partnership interest or other form of ownership in the Landlord entity shall, subject to this Paragraph 21.3, and any discontinuance of the relationship between or among persons or entities which made them related parties, shall also constitute a Sale of the Property for purposes of Article XXI.

21.4 Landlord shall, within a reasonable time after receipt of notice to exercise of such option, furnish to Tenant a commitment for an Owner's policy of Title Insurance issued by Chicago Title Insurance Company (or other title insurance company selected by Landlord and reasonably acceptable to Tenant) showing title to the Demised Premises in Landlord and subject only to the exceptions described in Exhibit B hereto, any other exceptions resulting from the actions of Tenant or pursuant to the consent of Tenant and the standard exceptions to an ALTA Form B (revised 10-17-70 and 10-17-84, to the extent available) policy, except as hereinafter provided. Tenant shall pay all costs of issuance of said commitment and any policy issued in connection therewith. Such commitment shall include "extended coverage" over (1) survey exceptions,
(2) mechanic's liens arising out of work by or under Landlord as to work theretofore completed, and (3) easements not of record. Tenant shall be allowed twenty (20) days after receipt of such commitment for examination and the making of objections thereto. Said objections shall be made in writing or deemed to be waived. If any objections are so made, Landlord shall be allowed thirty (30) days to make such title marketable and insurable. Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten (10) days after written notice to Tenant, Tenant shall perform its obligations in accordance with the terms, covenants and conditions of this Article XXI.

          If said title is not insurable and is not made so within thirty (30) days from the date of written objection thereto, as above provided, any agreement of purchase resulting from the exercise of such option shall, at the written election of Tenant, be null and void. In such event neither party shall be liable for damage under such resulting purchase agreement to the other party. Tenant shall exercise its election by declaring such resulting purchase agreement null and void by delivering to Landlord a written notice to such effect within twenty (20) days after the expiration of the aforesaid thirty (30) day period. In the event Tenant fails to deliver to Landlord, in writing, the aforesaid election to declare the resulting purchase agreement null and void within the period of time above set forth, Tenant may withhold from said purchase price a sum, not to exceed $100,000.00 except for mortgages or other monetary liens placed on the Property by Landlord or for which Tenant is not responsible under this Lease as to which the $100,000.00 shall not apply, sufficient to insure correction of such title and pay the balance of such Option Price to Landlord. Landlord shall use all reasonable effort to correct title defects at the earliest possible time (but shall not be obligated to expend additional funds over said amounts specifically escrowed as to such items to do
so) and all sums withheld by Tenant shall be limited to such amounts as may be reasonably necessary to discharge such defects. Any amount so withheld shall be placed in escrow with the title company, its successors and assigns, pending payment and/or other correction of such title defects, and upon payment and/or other correction of such title defects paid over to Landlord. Said escrowed amount shall be placed in an account of said escrow agent and all interest or compensating balance credit accruing thereon shall be paid over to and be the property of Landlord. If Landlord fails to correct such defect or secure insurance over such title defect within one hundred eighty (180) days after closing, Tenant may do so and charge the cost thereof, including reasonable attorneys' fees, solely against the amount held in escrow.

          If title to the Demised Premises be found insurable, or be so made within thirty (30) days from the date of written objection thereto, or if Tenant withholds a sum for insurance over title defects as above provided, and Tenant shall default in its agreement to pay the balance of the price and continue in default for a period of ten (10) days after written notice of default by Landlord to Tenant, then, in that case, Landlord may terminate such exercise of option and the resulting purchase agreement, time being of the essence hereof, and retain all monies paid on the exercise of such option and interest thereon, but this provisions shall not deprive either party of the right of claim for damages or enforcing specific performance provided the same shall be commenced within six (6) months after such right of action shall arise.

21.5 Subject to the performance by Tenant, Landlord agrees to execute and deliver a Limited or Special Warranty Deed conveying title to the Demised Premises to Hutchinson or Tenant's nominee, subject only to the following exceptions:

          (a) Building, zoning and subdivision laws and ordinances, State and Federal regulations;

          (b) Easements, encumbrances, restrictions and other matters (i) set forth in Exhibit "B" attached hereto, (ii) to which Tenant's rights are permitted to be subject under the Lease Agreement, or (iii) to which Tenant may have consented;

          (c) Rights of Tenant, subtenants of Tenant, its successors and assigns;

          (d) Real estate taxes and annual installments of special assessments payable subsequent to closing except as otherwise prorated under the Term Sheet;

          (e)    Matters created or caused by Tenant;

          (f) Other charges which are the obligation of Tenant under this Lease Agreement except as otherwise prorated under the Term Sheet;

          (g) Such other easements, restrictions or encumbrances as may have been consented to by Tenant;

          (h) Streets and highway rights-of-way as they may now exist or may then exist;

          (i) Any mortgage assumed by Tenant under the provisions of subparagraph 21.7 hereof.

Such deed shall expressly provide that this Lease Agreement and the leasehold estate created thereby shall survive such conveyance and shall not merge with the title to be conveyed by such deed, except as permitted by (and shall expressly incorporate) the provisions of Section 23.15 hereof.

21.6 Closing of said Sale, pursuant to the aforementioned exercise of said option, shall be within the time period specified in the Term Sheet.

21.7 Tenant's rights under this Article XXI shall be subject and subordinate to the lien of any mortgage (and collateral mortgage documents) on the Premises, so long as no such mortgage would preclude Tenant's purchase of the Premises as provided herein as such mortgage is described in the Term Sheet and paid off by Landlord or assumed by Tenant in accordance with the Term Sheet.

21.8 Time shall be of the essence in the performance of the terms and conditions of this option. The option to purchase herein is appurtenant to Tenant's interest in this Lease Agreement and may not be assigned separately therefrom.

21.9 Condemnation subsequent to exercise of the within option shall not affect the purchase and Tenant shall purchase subject to such Proceeding and shall have the right to the award for any such taking of the Demised Premises and shall have all responsibility to pay for any increased costs arising out of such condemnation.

21.10 At closing Tenant shall deliver to Landlord and Landlord shall deliver to Tenant an agreement, cancelling and terminating this Lease Agreement and releasing each party from its obligations to the other party under this Lease Agreement accruing subsequent to closing, provided, however, if Tenant or, as provided in the Term Sheet, any mortgagee of the Property requires that the Lease Agreement remains in full force and effect, the Lease Agreement will be assigned to Tenant by Landlord and assumed by Tenant with respect to matters thereafter arising and the interest of Landlord and Tenant shall not merge.

21.11 Notwithstanding any other provision of this Article XXI, any Sale by Landlord shall be null and void if said interest is not disposed of by Landlord within two hundred ten (10) days after Tenant's First Refusal Right expires, or if the Sale is to a different party than the Proposed Purchaser (other than an entity controlled by the Proposed Purchaser) or on materially different terms from those stated in the Term Sheet.

21.12 Continuing Right. The First Refusal Right herein granted to Tenant is a continuing right of first refusal and shall apply as often as any then holder of the Demised Premises shall make or propose to make a Sale of all or any part of the Property during the Term of the Lease Agreement.

                                  ARTICLE XXII
                                OPTIONS TO RENEW

22.1 Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease Agreement for four (4) periods of five (5) years each upon the following terms and conditions and subject to the limitations hereinafter set forth. Each such five (5) year period being in this Lease Agreement sometimes herein referred to as "Renewal Term".

          (a) That at the respective times hereinafter set forth for the exercise of renewal options, this Lease Agreement shall be in full force and effect.

          (b) Except as in this Lease Agreement otherwise specifically provided, each Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease Agreement.

          All other payments on the part of Tenant to be made as in this Lease Agreement provided shall continue to be made during any Renewal Term, including, without limiting the generality of the foregoing, Impositions, insurance premiums and other expenses and charges to be paid by Tenant hereunder.

22.2 These Renewal Terms shall be deemed automatically exercised unless and until Tenant shall exercise its right to terminate the term of this Lease Agreement by notifying Landlord, in writing, of its election to exercise the right not to exercise said renewal at least twelve (12) months prior to the expiration of the Initial Term or applicable Renewal Term, as the case may be. Landlord agrees, but shall not be obligated to, provide Tenant with prior notice of the exercise date for cancellation of any Renewal

Term of the Lease Agreement (herein "Courtesy Notice"). If Landlord fails to provide any Courtesy Notice prior to the scheduled date, such failure shall not act as a default hereunder, but shall allow Tenant at any time until thirty (30) days after the date said Courtesy Notice is provided to Tenant to nonetheless terminate this Lease Agreement by notice to Landlord given at anytime prior to expiration of said thirty (30) days, which termination pursuant to this sentence, if exercised, will be effective eleven (11) months after delivery of said Courtesy Notice by Landlord, or if no Courtesy Notice is provided, as of the expiration of eleven (11) months after Tenant gives notice of termination of this Lease Agreement.

                                  ARTICLE XXIII
                            MISCELLANEOUS PROVISIONS

23.1 Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance if any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease Agreement shall not be thereby affected in any manner whatsoever.

23.2 Landlord and Mortgagee are hereby given the right during usual business hours at any time during the term of this Lease Agreement to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same subject to the following requirements:

          (a) Landlord and Mortgagee shall provide reasonable notice under the circumstances (oral or written) to Tenant;

          (b) All entry shall be at mutually acceptable times and all visitors (including Landlord or Mortgagee) shall be escorted by Tenant while in the Building;

          (c) Certain areas of the Demised Premises may be off-limits to visitors due to security, clean-room operational requirements or other reasons;

          (d) Landlord and Mortgagee shall use all reasonable efforts to avoid interfering with the conduct of Tenant's business in the Demised Premises.

During the final one (1) year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said Premises to prospective tenants during said period.

23.3 To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease Agreement other than as a result of the negligence of Landlord, from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease Agreement, in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in any case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Paragraph 23.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Paragraph 6.2 hereof to the extent of liabilities within the scope of such insurance.

23.4 All notice, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Address of Tenant:

     Hutchinson Technology Incorporated
     40 West Highland Park
     Hutchinson, MN 55350
     Attn:  Treasurer

     Address of Borrower:

     Meridian Eau Claire LLC
     c/o TOLD Development Company
     6900 Wedgwood Road, Suite #100
     Maple Grove, MN 55311
     Attn:  Bryant J. Wangard

     Address of Original Mortgagee:

     The Northwestern Mutual Life Insurance Company
     720 East Wisconsin Avenue
     Milwaukee, WI 53202
     Attn:  Securities Department

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed.

23.5 Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease Agreement on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease Agreement) during the term of this Lease Agreement without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

23.6 The term "Landlord", as used in this Lease Agreement so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance provided the grantee assumes all obligations of Landlord under the Lease Agreement whether accruing or arising before, on or after the date thereof, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease Agreement thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease Agreement shall be paid to Tenant. Tenant agrees to look solely to Landlord's interest in the Demised Premises for the recovery of any judgement from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, or if Landlord is a limited liability company, its managers or members, shall never be personally liable for any judgement.

23.7 Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of any mortgagee, proposed mortgagee, or to any other person dealing with Landlord, Tenant or the Demised Premises:

          (a) That this Lease Agreement (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

          (b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

          (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease Agreement, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease Agreement (or of any guaranties) upon the part of Landlord or Tenant or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

          (d) Such other statements or certificates as Landlord, Tenant or any mortgagee may reasonably request, subject to such reasonable qualifications as may be appropriate.

It is the intention of the parties hereto that any statement delivered pursuant to this Paragraph 23.8 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises.

23.8 In the event that Tenant is a corporation, Tenant shall, without charge, at any time and from time to time, in the case of clauses (a), (b) and
(c), and only in connection with the execution and delivery of this Lease Agreement in the case of (d), within ten (10) days after written request by Landlord or Mortgagee, deliver to Landlord or Mortgagee, in connection with execution of this Lease Agreement, the following instruments and documents:

          (a) A certified copy of the resolution of the board of directors of Tenant authorizing the execution and delivery of the Lease Agreement.

          (b) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date.

          (c) A copy of Tenant's Articles of Incorporation and By-Laws, and any amendments or modifications thereof certified by the Secretary or Assistant Secretary of Tenant.

          (d) An opinion of Tenant's counsel that (i) this Lease Agreement has been duly authorized by all necessary corporate action; Tenant is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation, and has all necessary licenses and permits to carry on its business.

23.9 Upon not less than ten (10) days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

          (a)    The date of this Lease Agreement;

          (b)    The parties to this Lease Agreement;

          (c)    The term of this Lease Agreement;

          (d)    The legal description of the Demised Premises; and

          (e) Such other matters reasonably requested by Landlord or Tenant to be stated therein.

23.10 If any covenant, condition, provision, term or agreement of this Lease Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall be valid and in force to the fullest extent permitted by law. This Lease Agreement shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premises are located.

23.11 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its permitted successors and assigns, Mortgagee, its successors and assigns and Tenant and its permitted successors and assigns.

23.12 The caption of each article of this Lease Agreement is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease Agreement.

23.13 This Lease Agreement does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

23.14 All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

23.15 There shall be no merger of this Lease Agreement or the leasehold estate created by this Lease Agreement with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (i) this Lease Agreement or the leasehold interest created by this Lease Agreement or any interest therein, and (ii) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities including the Original Mortgagee having an interest (including a security interest) in (1) this Lease Agreement or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premise, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

23.16 Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has no right to the property owned by or paid for by Landlord or to fixtures attached to the Demised Premises, except to possess same in accordance with and during the term thereof.

23.17 No surrender to Landlord of this Lease Agreement or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease Agreement shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

23.18 At the expiration of the term of this Lease Agreement, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto, reasonable wear and tear and approved alterations and improvements (subject to Article XIX) excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all

Special Equipment and personal property therefrom. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease Agreement.

          All property of Tenant not removed on or before the last day of the term of this Lease Agreement shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease Agreement and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

23.19 All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease Agreement shall survive the expiration or other termination of this Lease Agreement.

23.20 Whenever Landlord's or Tenant's consent or approval is required under the terms and conditions of this Lease Agreement, it is understood and agreed that said consent or approval shall not be unreasonably withheld, conditioned or delayed, subject to the specific approval provisions of Landlord in Article XV herein. In the case of any consent or approval by Landlord which is not given or withheld within ten (10) days after written request therefore from Tenant which request expressly calls attention to the ten (10) day automatic consent or approval provisions of this Section, Landlord shall be conclusively deemed to have given such consent or approval as of the expiration of such ten (10) day period.

23.21 Notwithstanding any other provision to this Lease Agreement, but subject to any provision which expressly is conditioned on Tenant not being in default hereunder, including, without limitation, Section 25.1 hereof, Tenant's rights under this Lease Agreement shall not be affected by, and Tenant may exercise any of such rights notwithstanding, any breach or default by Tenant of any of its obligations under this Lease Agreement through the date that Landlord has terminated this Lease Agreement and recovered possession of the Demised Premises without any right of reinstatement or redemption on the part of Tenant, provided, however in no event shall this Section 23.21 be deemed to allow any offset of Basic or Additional Rent due under this Lease Agreement prior to payment in full of the Original Mortgage except pursuant to specific clauses set forth in this Lease Agreement.

23.22 At such time as the note secured by the Original Mortgage is purchased by Tenant, Landlord shall not enforce any of the provisions of the Lease Agreement which are expressly based on, limited by or otherwise specific to the Original Mortgage or the Original Mortgagee, unless Tenant otherwise elects.

23.23 This Lease Agreement shall be construed and enforced in accordance with the laws of the State of Wisconsin.

23.24 This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto and until such time as the Original Mortgage has been paid in full, consented to by the Original Mortgagee.

                                  ARTICLE XXIV
                                 SOLE AGREEMENT

24.1 This Lease Agreement supersedes and terminates all prior agreements, negotiations, representations, discussions, and proposals between Landlord and Tenant related to the subject matter hereof.

                                   ARTICLE XXV
                                 RIGHT OF SETOFF

25.1 Notwithstanding anything to the contrary contained in this Lease Agreement, including, without limitation, Sections 8.4, 12.9, 12.10, 13.5, 13.7(B) and 16.1(B), the Tenant shall not exercise, and shall not have the right to exercise, any right of setoff granted hereunder, nor shall the Tenant exercise or have any right to exercise its right to obtain, seek or collect any reimbursement from the Landlord hereunder, or withhold or attempt to withhold any Basic Rent, Additional Rent or other amount due and payable by the Tenant hereunder (whether or not such rent or other amount is in dispute or being contested), if any of the debt (including principal, interest, prepayment premium and other amounts) secured by the Original Mortgage remains unpaid or if the Demised Premises has been conveyed to the Original Mortgagee or a subsidiary or affiliate thereof through foreclosure or deed in lieu of foreclosure; provided, however, that the Tenant may exercise such right of setoff hereunder prior to payment in full of the debt secured by the Original Mortgage against, but only against, the amount of monthly installments of Basic Rent which exceeds $140,700.00; provided further, however, that the Tenant's right of setoff against such excess Basic Rent shall not be exercised if an Event of Default, or any event, circumstance or condition which with the giving of notice or the passage of time or both would constitute an Event of Default, under this Lease Agreement or the Original Mortgage has occurred and is then continuing.

          Notwithstanding anything to the contrary contained in this Lease Agreement, including, without limitation, Sections 8.4, 12.9, 12.10, 13.5, 13.7(B) and 16.1(B), any and all of Tenant's rights of setoff and Tenant's right to obtain reimbursement from the Landlord hereunder which have arisen or accrued prior to the foreclosure of the Original Mortgage shall cease, terminate and be of no further force or effect effective as of the date of foreclosure of the Original Mortgage and any and all persons or entities who become the landlord pursuant to or at any time after such foreclosure sale shall not be subject to or bound by any such rights of setoff or reimbursement which arose or accrued prior to the foreclosure sale.

          Notwithstanding anything to the contrary contained herein, including, without limitation, Sections 8.4, 12.9, 12.10, 13.5, 13.7(B) and 16.1(B), the
Tenant shall not exercise, and shall not have the right to exercise, any right of setoff granted hereunder, nor shall the Tenant exercise or have any right to exercise its right to obtain, seek or collect any reimbursement from the Landlord hereunder, or withhold or attempt to withhold any Basic Rent, Additional Rent or other amount due and payable by the Tenant hereunder (whether or not such rent or other amount is in dispute or being contested), either prior to or after the foreclosure of the Original Mortgage, if the Tenant is then in default in payment of any Basic Rent, Additional Rent or other amounts (including, without limitation, default interest) due and payable hereunder.

          None of the restrictions on setoff in this Section 25.1 shall apply if Tenant has purchased the Original Mortgage pursuant to Section 7 of the Subordination Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Agreement to be duly executed as of the day and year first above written.

LANDLORD:    MERIDIAN EAU CLAIRE LLC, A WISCONSIN LIMITED LIABILITY COMPANY

             By:  /s/ Bryant Wangard
                  -------------------------------
                  Bryant Wangard
             Its: Manager

TENANT:      HUTCHINSON TECHNOLOGY INCORPORATED, A MINNESOTA CORPORATION

             By: /s/ John A. Ingleman
                  -------------------------------
             Its: CFO
                  -------------------------------

STATE OF MINNESOTA)
                  )ss
COUNTY OF HENNEPIN)

          The foregoing instrument was acknowledged before me this 29th day of April, 1996, by Bryant J. Wangard, the Manager, of MERIDIAN EAU CLAIRE LLC, a Wisconsin limited liability company, on behalf of the company.

                                           /s/ Patricia Saxton
                                           ------------------------------------
                                           Notary Public
                                           My Commission Expires:   1-31-2000
                                                                  --------------

                                                               [NOTARY SEAL]


STATE OF MINNESOTA)
                  ) ss
COUNTY OF HENNEPIN)

          The foregoing instrument was acknowledged before me this ____ day of _______________, 1996, by _________________, ___________, of HUTCHINSON
TECHNOLOGY INCORPORATED, a Minnesota corporation, on behalf of the corporation.


                                             ----------------------------------
                                             Notary Public
                                             My Commission Expires:
                                                                   -------------

                                   EXHIBIT "A"
                                      LAND

The parcel of land referred to in the attached Lease Agreement, sometimes referred to therein as a part of the "Demised Premises", is a tract of land of approximately 17.82 acres, situated in the City of Eau Claire, County of Eau Claire, State of Wisconsin, and legally described as follows, to-wit:

     Lot 1 of Certified Survey Map recorded in Volume 6 of Certified Survey Maps page 287 as Document No. 694916, being a part of the NW 1/4 of the NW 1/4, part of the NE 1/4 of the NW 1/4, part of the NW 1/4 of the NE 1/4, part of the SW 1/4 of the NE 1/4, part of the SE 1/4 of the NW 1/4, and part of the SW 1/4 of the NW 1/4, Section 12, Township 27 North, Range 10 West, City of Eau Claire, Eau Claire County, Wisconsin.

Easements together with the right to use Outlot 1 for a Retention Pond as set forth in Declaration of Easements and Restrictions dated March 14, 1996 and recorded in the Office of the Register of Deeds for Eau Claire County, Wisconsin on March 15, 1996 in Volume 970 of Records, page 781, as Document No. 695204.

Permitted Encumbrances:

1.   Building, zoning and subdivision ordinances, state and federal regulations.

2.   General taxes for the year 1996, not yet due and payable.

3.   General and special taxes for the year 1995 payable in 1996.

4. Lack of access to a controlled access highway, being State Trunk Highway 124, as disclosed by Preliminary survey, prepared by Harry B. Warden, RLS, dated December 5, 1995, Job No. 43011089.

5. Underground Electric as disclosed by Survey, prepared by Harry B. Warden, RLS, dated December 5, 1995 and revised March 13, 1996, Job No. 43011089.

6. Telephone as disclosed by Survey, prepared by Harry B. Warden, RLS, dated December 5, 1995 and revised March 13, 1996, Job No. 43011089.

7. Gas and Water as disclosed by Survey, prepared by Harry B. Warden, RLS, dated December 5, 1995 and revised March 13, 1996, Job No. 43011089.

8. Sanitary sewer as disclosed by Survey, prepared by Harry B. Warden, RLS, dated December 5, 1995 and revised March 13, 1996, Job No. 43011089.

9. Proposed 30 foot Sanitary and Water Easement as disclosed by Survey prepared by Harry B. Warden, RLS, dated December 5, 1995 and revised March 13, 1996, Job No. 43011089.

10. Combination Gas and Electrical Easement granted by Hutchinson Technology Incorporated to Northern States Power Company, by an instrument dated
                   , 1996 and recorded on                   , 1996 in the Office
     of the Register of Deeds for Eau Claire County, Wisconsin in Volume
     of Records, page        , as Document No.                     .

11. Covenants, conditions and restrictions contained in Declaration of Easements and Restrictions dated March 14, 1996 and recorded March 15, 1996 in the Office of the Register of Deeds Office for Eau Claire County, Wisconsin, in Volume 970 Records pages 781 as Document No. 695204.

12. A non-exclusive easement for railroad and/or spur tracks and related facilities as declared by Hutchinson Technology Incorporated in an
     instrument dated                 , 1996 and recorded on                   ,
     1996 in the Office of the Register of Deeds for Eau Claire County,
     Wisconsin in Volume            of Records, page          , as Document No.
                    .

13. That certain Combination Mortgage, Security Agreement and Fixture Financing Statement by and between Landlord and the Original Mortgagee of even date herewith.

14. That certain Assignment of Rents and Leases by and between Landlord and the Original Mortgagee of even date herewith.

                                   EXHIBIT "B"
                             PLANS & SPECIFICATIONS

                                  EXHIBIT "B"

                                LIST OF DRAWINGS

SHEET
NUMBER                            ARCHITECTURAL
- ------
 A1      TITLE PAGE - SHEET INDEX                                      8-13-95
 A2      KEY PLAN 1/32" = 1'-O" SIDEWALK DETAILS - WALL TYPES             "
 A3      ASSEMBLY, SUPPORT/SHIPPING FLOOR PLAN 1/16" = 1'0"               "
 A4      FIRST/SECOND, OFFICE/CAFETERIA FLOOR PLANE 1/16" = 1'0"          "
 A5      INTERIOR ELEVATIONS - ROOM SCHEDULE                              "
 A6      INTERIOR ELEVATIONS - 1/4" BATH PLANS                            "
 A7      KITCHEN PLAN 1/8" = 1'-0" - DETAILS                              "
 A8      EXTERIOR BUILDING ELEVATIONS                                     "
 A9      ROOF PLAN                                                        "
 A10     STAIR/ELEVATOR PLANS AND SECTIONS                                "
 A11     BUILDING SECTIONS 1/8" = 1'-0"                                   "
 A12     BUILDING SECTIONS 1/8" = 1'-0"                                   "
 A13     WALL SECTIONS, ROOF DETAILS                                      "
 A14     DOOR SCHEDULE AND FRAME TYPES                                    "
 A15     VESTIBULE PLANS 1/4"=1'-0" - FRAME DETAILS                       "
 A16     EXTERIOR DETAILS - ALUMINUM PANEL DETAILS                        "
 A17     PARTIAL REFLECTIVE CEILING PLAN - SUPPORT AREA                   "
 A18     PARTIAL REFLECTIVE CEILING PLAN - OFFICE/CAFETERIA AREA        8-3-95

                                   STRUCTURAL
 S0      GENERAL STRUCTURAL NOTES                                      6-23-95
 S1      PARTIAL FOUNDATION & FIRST FLOOR PLAN - ASSEMBLY AREA            "
 S2      PARTIAL FOUNDATION & FIRST FLOOR PLAN - ASSEMBLY AREA            "
 S3      PARTIAL ROOF FRAMING PLAN - ASSEMBLY AREA                        "
 S4      ROOF FRAMING PLAN - ASSEMBLY AREA                                "
 S5      PARTIAL FOUNDATION & FIRST FLOOR PLAN - SUPPORT AREA             "
 S6      PARTIAL FOUNDATION & FIRST FLOOR PLAN - SUPPORT AREA             "
 S7      PARTIAL ROOF FRAMING PLAN - SUPPORT AREA                         "
 S8      PARTIAL ROOF FRAMING PLAN - SUPPORT AREA                         "
 S9      PARTIAL FOUNDATION & FIRST FLOOR PLAN - SHIPPING AREA            "
 S10     PARTIAL ROOF FRAMING PLAN - SHIPPING AREA                        "
 S11     FOUNDATION SECTIONS AND DETAILS                                  "
 S12     GENERAL STRUCTURAL DETAILS                                       "
 S13     GENERAL STRUCTURAL DETAILS                                       "
 S14     PARTIAL FOUNDATION & FIRST FLOOR PLAN - OFFICE AREA              "
 S15     PARTIAL FOUNDATION & FIRST FLOOR PLAN - OFFICE AREA              "
 S16     PARTIAL FOUNDATION & FIRST FLOOR PLAN - CAFETERIA AREA           "
 S17     PARTIAL SECOND FLOOR PLAN - OFFICE AREA                          "
 S18     PARTIAL SECOND FLOOR PLAN - OFFICE AREA                          "
 S19     PARTIAL SECOND FLOOR PLAN - CAFETERIA AREA                       "
 S20     PARTIAL ROOF PLAN - OFFICE AREA                                  "
 S21     PARTIAL ROOF PLAN - OFFICE AREA                                  "
 S22     PARTIAL ROOF PLAN - CAFETERIA PLAN                               "

                                      CIVIL
 C1      SITE PREPARATION PLAN                                         5-05-95
 C2      SITE PREPARATION PLAN                                            "
 C3      SITE PREPARATION PLAN                                            "
 U1      SITE UTILITIES PLAN                                           5-22-95
 U2      SITE UTILITIES PLAN                                              "
 U3      SITE UTILITIES PLAN                                              "
 U4      SITE UTILITIES PLAN                                              "
 SP1     ROAD AND PARKING PAVING PLAN                                  6-27-95
 SP2     ROAD AND PARKING PAVING PLAN                                     "
 SP3     ROAD AND PARKING PAVING PLAN                                     "

                               KITCHEN EQUIPTMENT
 K1      KITCHEN EQUIPTMENT SCHEDULES                                  8-11-95
 K2      CAFETERIA PLAN 1/4" = 1'-0"                                      "
 K3      EQUIPTMENT ELEVATIONS                                            "
 K4      EQUIPTMENT ELEVATIONS AND SECTIONS                               "
 K5      EQUIPTMENT ELEVATIONS, SECTIONS AND PLANS                        "
 K6      CAFETERIA PLAN - DEPRESSED FLOOR AREAS                           "
 K7      EQUIPTMENT SECTIONS AND DETAILS                                  "
 K8      EQUIPTMENT SECTIONS AND DETAILS                                  "
 KE1     ELECTRICAL SPOT CONNECTIONS SCHEDULE                             "
 KE2     ELECTRICAL SPOT CONNECTION PLAN                                  "
 KM1     MECHANICAL SPOT CONNECTIONS SCHEDULE                             "
 KM2     ELECTRICAL SITE PLAN 1" = 100'-0"                                "

SHEET
NUMBER                             MECHANICAL
- ------
 M1      LEGENDS AND DRAWING INDEX
 M2      ROOF PLAN - ASSEMBLY AND SUPPORT
 M3      ROOF PLAN - OFFICE AND CAFETERIA
 M4      FOUNDATION PLAN - ASSEMBLY AND SUPPORT
 M5      FOUNDATION PLAN - OFFICE AND CAFETERIA
 M6      FIRST FLOOR PLAN - ASSEMBLY AND SUPPORT - PIPING
 M7      FIRST & SECOND FLOOR PLAN - OFFICE AND CAFETERIA - PIPING
 M8      MECHANICAL ROOM PLAN - PIPING
 M9      KITCHEN/CAFETERIA PLAN - PIPING
 M10     FIRST FLOOR PLAN - ASSEMBLY & SUPPORT -- VAC
 M11     FIRST & SECOND FLOOR PLAN - OFFICE & CAFETERIA -- VAC
 M12     MECNANICAL ROOM PLAN -- VAC
 M13     KITCHEN/CAFETERIA PLAN -- VAC
 M14     TOILET ROOM PLANS AND DETAILS
 M15     WASTE AND VENT RISER DIAGRAMS
 M16     HOT AND COLD WATER RISER DIAGRAMS
 M17     CHILLED WATER FLOW DIAGRAMS AND DETAILS
 M18     HOT WATER FLOW DIAGRAMS AND DETAILS
 M19     PROCESS PIPING DIAGRAMS AND DETAILS
 M20     SECTIONS AND DETAILS
 M21     SECTIONS AND DETAILS
 M22     SECTIONS AND DETAILS
 M23     SECTIONS AND DETAILS
 M24     SECTIONS AND DETAILS
 M25     SCHEDULES
 M26     SCHEDULES
 M27     SCHEDULES

                                   ELECTRICAL
E1.1     ELECTRICAL SITE PLAN, 1" = 100'-0"
E1.2     OVERALL ELECTRICAL SITE PLAN 1" = 50'-0"
E1.3     POWER AND SPECIAL SYSTEMS OVERVIEW PLAN
E1.4     GROUND GRID PLAN
E2.1     ASSEMBLY AREA LIGHTING/BUSDUCT PLAN
E2.2     ASSEMBLY AREA SUPPORT LIGHTING PLAN
E2.3     SHIPPING/RECEIVING AREA LIGHTING PLAN
E2.4     OPEN OFFICE AREA LIGHTING PLAN
E2.5     KITCHEN/CAFETERIA AREA LIGHTING PLAN
E2.6     WEST UPPER LEVEL OFFICE AREA LIGHTING PLAN
E2.7     EAST UPPER LEVEL OFFICE AREA LIGHTING PLAN
E3.1     ASSEMBLY AREA POWER AND SPECIAL SYSTEMS PLAN
E3.2     ASSEMBLY SUPPORT AREA POWER & SPECIAL SYSTEMS PLAN
E3.3     SHIPPING/RECEIVING AREA POWER & SPECIAL SYSTEMS PLAN
E3.4     OPEN OFFICE AREA POWER AND SPECIAL SYSTEMS PLAN
E3.5     KITCHEN/CAFETERIA AREA POWER AND SPECIAL SYSTEMS PLAN
E3.6     WEST UPPER LEVEL OFFICE AREA POWER & SPECIAL SYSTEMS PLAN
E3.7     EAST UPPER LEVEL OFFICE AREA POWER & SPECIAL SYSTEMS PLAN
E3.8     KITCHEN EQUIPTMENT CONNECTION PLAN
E4.1     MAIN SWITCHGEAR ONE LINE DIAGRAM
E4.2     UNIT SUBSTATION 95-480-1 ONE LINE DIAGRAM
E4.3     UNIT SUBSTATION 95-480-2 ONE LINE DIAGRAM
E4.4     UNIT SUBSTATION 95-208-1 ONE LINE DIAGRAM
E4.5     MOTOR CONTROL CENTER (MCC1) ONE LINE DIAGRAM
E4.6     MOTOR CONTROL CENTER (MCC1) ONE LINE DIAGRAM
E4.7     MOTOR CONTROL CENTER (MCC2) ONE LINE DIAGRAM
E4.8     MOTOR CONTROL CENTER (MCC2) ONE LINE DIAGRAM
E4.9     EM. MOTOR CONTROL CENTER (EMCC) ONE LINE DIAGRAM
E4.10    25kv ELECTRICAL DETAILS
E4.12    MCC SCHEMATICS
E5.1     SUPPORT AREA PANEL SCHEDULES
E5.2     MAIN LEVEL OFFICE AREA PANEL SCHEDULES
E5.3     UPPER LEVEL OFFICE AREA PANEL SCHEDULES
E5.4     KITCHEN AREA PANEL SCHEDULES
E5.5     ASSEMBLY AREA PANEL SCHEDULES
E5.6     0000 SERIES CABLE & CONDUIT SCHEDULE & DETAILS
E5.7     1000 SERIES CABLE & CONDUIT SCHEDULE
E5.8     2000 SERIES CABLE & CONDUIT SCHEDULE
E5.9     2000 SERIES CABLE & CONDUIT SCHEDULE
E5.10    LIGHT FIXTURE SCHEDULE & DETAILS
E5.11    ELECTRICAL DETAILS

SPECIFICATIONS:     PREPARED BY:
                    KORNGIEBEL ARCHITECTURE
                    DATED: AUGUST 9, 1995

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


                                   EXHIBIT "C"
                                SPECIAL EQUIPMENT

            EAU CLAIRE ASSEMBLY
              NOVEMBER 17, 1995         HTI CAPITAL EQUIPMENT
              -----------------         ---------------------
          Triad Engineering             $     84,000
          Minnesota Industrial               199,394
          Swanson-flosystems                   4,410
          Compressor Services                 30,170
          John Henry Foster                   23,000
          Process Scientific                 153,457
          C. Emory Nelson                     53,413
          Fiberglass Structures               17,346
          Nelson's Equip. (Foo               323,755
          Landis and Gyr                     327,685
          Cafeteria furn                      45,000
          Access Control                     117,500
          Electronics (H20 sys                39,649
          Phones and phone m                 107,266
          P.A. system                         74,950
          Servers & software                 100,000
          Comp. Networks                     250,000
          Exterior signage (int              125,000
          Floor to Ceiling office            235,000
          Office Systems                     350,000
          Training Room Equip                130,000
          Teleconference                     350,000
          Lobby furniture                     12,000

          TOTAL HTI - CAPITAL           $  3,153,535

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